Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL.

LOAN AND SECURITY AGREEMENT

THIS LOAN AND SECURITY AGREEMENT is made and dated as of June 24, 2026 and is entered into by and among 4D MOLECULAR THERAPEUTICS, INC., a Delaware corporation (“Company”), and each other Person that has delivered a Joinder Agreement pursuant to Section 7.13 from time to time party hereto (together with Company, individually or collectively, as the context may require, “Borrower”), the several banks and other financial institutions or entities from time to time party hereto (each, a “Lender”, and collectively “Lenders”) and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lenders (in such capacity, including any successors or assigns, “Agent”).

RECITALS

A. Borrower has requested Lenders make available to Borrower up to seven (7) tranches of term loans in an aggregate principal amount of up to Two Hundred Million Dollars ($200,000,000) (the “Term Loans”); and

B. Lenders are willing to make the Term Loans on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, Borrower, Agent and Lenders agree as follows:

SECTION 1. DEFINITIONS AND RULES OF CONSTRUCTION

1.1 Unless otherwise defined herein, the following capitalized terms shall have the following meanings:

“4D-150” means the Company’s gene therapy product candidate known as 4D-150 (including any product containing the same or substantially similar transgene and viral vector construct), in any dosage form, formulation, strength, mode of administration, delivery mechanism, presentation, or package configuration, including any improvement, modification, enhancement, reformulation, next-generation version, or line extension thereof.

“Account Control Agreement(s)” means any agreement entered into by and among Agent, Borrower and a third-party bank or other institution (including a Securities Intermediary) in which Borrower maintains a Deposit Account or an account holding Investment Property and which perfects Agent’s first priority security interest in the subject account or accounts.

“ACH Authorization” means the ACH Debit Authorization Agreement in substantially the form of Exhibit H, which account numbers shall be redacted for security purposes if and when filed publicly by Borrower.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business, line of business or division or other unit of operation of a Person, (b) the acquisition of

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fifty percent (50%) or more of the Equity Interests of any Person, whether or not involving a merger, consolidation or similar transaction with such other Person, or otherwise causing any Person to become a Subsidiary of Borrower, or (c) the acquisition of, or the right to use, develop or sell, in each case, including through licensing (other than any Permitted Licenses), any product, product line or intellectual property of or from any other Person.

“Advance(s)” means a Term Loan Advance.

“Advance Date” means the funding date of any Advance.

“Advance Request” means a request for an Advance submitted by Borrower to Agent in substantially the form of Exhibit A, which account numbers shall be redacted for security purposes if and when filed publicly by Borrower.

“Affiliate” means any Person (a) that directly or indirectly controls, is controlled by, or is under common control with the Person in question, (b) directly or indirectly owning, controlling or holding with power to vote fifteen percent (15%) or more of the outstanding voting securities of another Person, or (c) fifteen percent (15%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held by another Person with power to vote such securities. As used in the definition of “Affiliate,” the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Loan and Security Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to Borrower or any of its controlled Affiliates from time to time concerning or relating to bribery or corruption, including without limitation the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 and other similar legislation in any other jurisdictions.

“Anti‑Terrorism Laws” means any laws, rules, regulations or orders relating to terrorism or money laundering, including without limitation Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the laws comprising or implementing the Bank Secrecy Act, and the laws administered by OFAC.

“Bankruptcy Code” means the federal bankruptcy law of the United States as from time to time in effect, currently as Title 11 of the United States Code. Section references to current sections of the Bankruptcy Code shall refer to comparable sections of any revised version thereof if section numbering is changed.

“Biologics License Application” means an application for licensure of a biological product submitted to the FDA under 42 U.S.C. § 262(a) for permission to introduce, or deliver for introduction, a biologic product into interstate commerce.

“Blocked Person” means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (d) that commits, threatens or conspires to commit or supports “terrorism” as defined in

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Executive Order No. 13224, or (e) that is named a “specially designated national” or “blocked person” on the most current list published by OFAC or other similar list.

“Board Approved Forecast” means the Net Product Revenue projections approved by Company’s Board of Directors and delivered after satisfaction of the Approval Milestone in accordance with Section 7.1(i), which projections must be acceptable to Agent in its reasonable discretion.

“Board of Directors” means, with respect to any Person that is a corporation, its board of directors, with respect to any Person that is a limited liability company, its board of managers, board of members or similar governing body, and with respect to any other Person that is another form of a legal entity, such Person’s governing body in accordance with its Organizational Documents.

“Borrower Product Activities” means the research, design, development, manufacture, production, use, commercialization, marketing, importing, storage, transport, offer for sale, distribution or sale of the Borrower Products.

“Borrower Products” means all products, software, service offerings, technical data or technology currently being designed, manufactured or sold or that are under clinical investigation or development by Borrower or any of its Subsidiaries or which Borrower or any of its Subsidiaries intends to sell, license, or distribute in the future including any products or service offerings under development, collectively, together with all products, software, service offerings, technical data or technology that have been sold, licensed or distributed by Borrower or any of its Subsidiaries (if any) since its incorporation.

“Borrower’s Books” means Borrower’s or any of its Subsidiaries’ books and records including ledgers, federal, state, local and foreign tax returns, records regarding Borrower’s or its Subsidiaries’ assets or liabilities, the Collateral, business operations or financial condition, and all computer programs or storage or any equipment containing such information.

“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of New York are closed for business.

“Cash” means all cash, cash equivalents and liquid funds, in each case, excluding Digital Assets.

“Change in Control” means (a) at any time, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of Securities Exchange Act of 1934, as amended), shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)‑5 under Securities Exchange Act of 1934, as amended), directly or indirectly, of fifty percent (50.0%) or more of the ordinary voting power for the election of directors, partners, managers and members, as applicable, of Company (determined on a fully diluted basis); (b) [reserved]; (c) at any time, Company shall cease to own and control, of record and beneficially, directly or indirectly, one hundred percent (100.0%) of each class of outstanding stock, partnership, membership, or other ownership interest or other equity securities of each Subsidiary of Company free and clear of all Liens (other than Permitted Liens); or (d) any “change of control”, “fundamental change” or any comparable term under and as defined in any indenture governing any Permitted Convertible Debt Financing has occurred.

“Charter” means, with respect to any Person, such Person’s incorporation, formation or equivalent documents, as in effect from time to time.

“Closing Date” means the date of this Agreement.

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“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Collateral Claim” means any and all present and future “claims” (used in its broadest sense, as contemplated by and defined in Section 101(5) of the Bankruptcy Code, but without regard to whether such claim would be disallowed under the Bankruptcy Code) of a Lender now or hereafter arising or existing under or relating to this Agreement and related Loan Documents, whether joint, several, or joint and several, whether fixed or indeterminate, due or not yet due, contingent or non-contingent, matured or unmatured, liquidated or unliquidated, or disputed or undisputed, whether under a guaranty or a letter of credit, and whether arising under contract, in tort, by law, or otherwise, any interest or fees thereon (including interest or fees that accrue after the filing of a petition by or against Borrower under the Bankruptcy Code, irrespective of whether allowable under the Bankruptcy Code), any costs of Enforcement Actions, including reasonable attorneys’ fees and costs, and any prepayment or termination premiums.

“Common Stock” means the Common Stock, $0.0001 par value per share, of Company.

“Company IP” means any and all of the following, as they exist in and throughout the United States of America:

(a) Current Company IP;

(b) improvements, continuations, continuations-in-part, divisions, provisionals or any substitute applications, any Patent issued with respect to any of the Current Company IP, any Patent right claiming the composition of matter of, or the method of making or using, the Borrower Products in the United States of America, any reissue, reexamination, renewal or Patent term extension or adjustment (including any supplementary protection certificate) of any such Patent, and any confirmation Patent or registration Patent or patent of addition based on any such Patent;

(c) trade secrets and trade secret rights, including any rights to unpatented inventions, know-how, show-how, operating manuals, confidential or proprietary information, research in progress, algorithms, data, databases, data collections, designs, processes, procedures, methods, protocols, materials, formulae, drawings, schematics, blueprints, flow charts, models, strategies, prototypes, techniques, and results of experimentation and testing, including samples, in each case as specifically related to the Borrower Product Activities;

(d) any and all IP Ancillary Rights specifically relating to any of the foregoing; and

(e) regulatory filings, submissions and approvals, and all data provided in any of the foregoing, related to the Borrower Product Activities.

“Compliance Certificate” means a certificate in the form attached hereto as Exhibit E.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any Indebtedness, lease (excluding operating leases of real property), dividend, letter of credit or other obligation of another Person, including any such obligation directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards or merchant services issued for the account of that Person; and (iii) all obligations arising under any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices;

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provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed, without duplication of the primary obligation, to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith; provided, however, that such amount shall not in any event exceed the maximum amount of the obligations under the guarantee or other support arrangement. For the avoidance of doubt, no Permitted Bond Hedge Transaction or Permitted Warrant Transaction will be considered a Contingent Obligation of Company.

“Copyright License” means any written agreement granting any right to use any Copyright or Copyright registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Copyrights” means all copyrights, whether registered or unregistered, held pursuant to the laws of the United States of America, any State thereof, or of any other country.

“Core Product Assets” means [* * *].

“Current Company IP” means any pending, registered or in-licensed Intellectual Property that, individually or taken together with any other such Intellectual Property, is material to the business of Borrower and its Subsidiaries, taken as a whole, relating to the Borrower Product Activities, and is owned or co-owned by or exclusively licensed to Borrower or any of its Subsidiaries, as set forth on Schedule 5.10(a) or in the most recently delivered Compliance Certificate.

“Default” means any event, circumstance or condition that has occurred or exists, that would, with the passage of time or the requirement that notice be given or both, become an Event of Default.

“Deposit Accounts” means any “deposit accounts”, as such term is defined in the UCC, and includes any checking account, savings account, or certificate of deposit.

“Digital Assets” means all cryptocurrencies, virtual currencies, coins, tokens and other digital assets.

“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition (a) mature (excluding any maturity as the result of optional redemption by the issuer thereof, so long as financed by a source other than the balance sheet of Borrower or any of its Subsidiaries, which such financing shall mature no earlier than the day after the Term Loan Maturity Date) or are mandatorily redeemable (other than solely for Qualified Equity Interests) pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Secured Obligations), (b) are redeemable at the option (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Secured Obligations) of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provide for scheduled payments of dividends in Cash, or (d) are or become convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is one hundred fifty (150) days after the Term Loan Maturity Date (other than (i) following repayment in full of the Secured Obligations or (ii) upon a “change in control”; provided that any payment required pursuant to this clause (ii) is subject to the prior repayment

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in full of the Secured Obligations); provided, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Borrower or the Subsidiaries or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, Section 17-220 of the Delaware Revised Uniform Limited Partnership Act for limited partnerships formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States of America, any State thereof, the District of Columbia, or any other jurisdiction within the United States of America.

“Enforcement Action” means, with respect to any Lender and with respect to any Collateral Claim of such Lender or any item of Collateral in which such Lender has or claims a security interest lien or right of offset, any action, whether judicial or nonjudicial, to repossess, collect, accelerate, offset, recoup, give notification to third parties with respect to, sell, dispose of, foreclose upon, give notice of sale, disposition, or foreclosure with respect to, or obtain equitable or injunctive relief with respect to, such Collateral Claim or Collateral. The filing, or the joining in the filing, by any Lender of an involuntary bankruptcy or Insolvency Proceeding against Borrower also is an Enforcement Action.

“Equity Interests” means, with respect to any Person, the capital stock, partnership or limited liability company interest, or other equity securities or equity ownership interests of such Person; provided that “Equity Interests” shall not include at any time (i) Permitted Convertible Debt until such Permitted Convertible Debt has been converted pursuant to the terms thereof or (ii) any Permitted Bond Hedge Transaction or Permitted Warrant Transaction until any Equity Interests have been issued pursuant to the terms thereof.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Excluded Accounts” means any of the following Deposit Accounts which are designated as such in writing to Agent as of the Closing Date or, with respect to any Deposit Account opened after the Closing Date, in the next Compliance Certificate delivered after such Deposit Account is opened: (a) Deposit Accounts exclusively used for payroll, payroll taxes, and other employee wage and benefit payments to or for the benefit of Borrower’s employees holding an aggregate amount across all such accounts of not more than amounts needed for the then-next two (2) payroll cycles, (b) any Deposit Account which is a zero-balance disbursement account, (c) any Deposit Account which is solely used for disbursements and payments of withheld income taxes, payroll taxes and/or federal, state or local employee taxes, or (d) accounts used exclusively to maintain cash collateral subject to a Permitted Lien, (e) any Deposit Account which is solely used as a trust account, escrow account, or other fiduciary account.

“FDA” means the U.S. Food and Drug Administration or any successor thereto.

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“FDA Laws” means all applicable guidelines, policies and requirements of law administered, implemented, enforced or issued by FDA or any comparable governmental authority.

“Foreign Subsidiary” means a Subsidiary other than any Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.

“Governmental Approval” means any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” means any applicable federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof (including the FDA) or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state or locality of the United States, the United States, or a foreign government.

“Guarantor” means any Subsidiary of Borrower that enters into a Guaranty.

“Guaranty” means a guaranty with respect to the Secured Obligations, in form and substance satisfactory to Agent that may be entered into from time to time, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Indebtedness” means, without duplication, (a) all indebtedness for borrowed money or the deferred purchase price of property or services (excluding trade credit entered into in the ordinary course of business due within ninety (90) days), including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) all obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, (d) all equity securities of any Person subject to repurchase or redemption other than at the sole option of such Person, (e) “earnouts”, purchase price adjustments, profit sharing arrangements, deferred purchase money amounts and similar payment obligations or continuing obligations of any nature arising out of purchase and sale contracts, in each case to the extent treated as liabilities on the balance sheet in accordance with GAAP, (f) obligations arising under bonus, deferred compensation, incentive compensation or similar arrangements (other than those arising in the ordinary course of business), (g) non-contingent obligations to reimburse any bank or Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument and (h) all Contingent Obligations. Notwithstanding the foregoing, “Indebtedness” shall not include any obligations arising under or in connection with any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction.

“Insolvency Proceeding” means any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy, liquidation, moratorium, receivership, or insolvency law (including without limitation such laws of other countries), including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, administration, winding-up, arrangement, receivership or other similar relief proceedings in the applicable jurisdiction from time to time in effect and affecting the rights of creditors generally.

“Intellectual Property” means all of Borrower’s Copyrights; Trademarks; Patents; Licenses; trade secrets and inventions; mask works; Borrower’s applications therefor and reissues, extensions, or renewals thereof; and Borrower’s goodwill associated with any of the foregoing, together

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with Borrower’s rights to sue for past, present and future infringement of Intellectual Property and the goodwill associated therewith.

“Intellectual Property Security Agreement” means the Intellectual Property Security Agreement dated as of the Closing Date between Loan Parties and Agent, as the same may from time to time be amended, restated, modified or otherwise supplemented.

“Investment” means (a) any beneficial ownership (including stock, partnership interests, limited liability company interests, or other equity securities or ownership interests) of or in any Person, (b) any loan, advance or capital contribution to any Person or (c) any Acquisition.

“IP Ancillary Rights” means, with respect to any Copyright, Trademark, Patent, software, trade secrets or trade secret rights, including any rights to unpatented inventions, know-how, show-how and operating manuals, all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any of the foregoing or otherwise with respect thereto, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution, violation or other impairment thereof, and, in each case, all rights to obtain any other intellectual property right ancillary to any Copyright, Trademark, Patent, software, trade secrets or trade secret rights.

“IRS” means the U.S. Internal Revenue Service.

“Joinder Agreements” means for each Subsidiary required to join as a Borrower or as a Guarantor pursuant to Section 7.13, a completed and executed Joinder Agreement in substantially the form attached hereto as Exhibit F.

“License” means any Copyright License, Patent License, Trademark License or other Intellectual Property license of rights or interests.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, levy, lien or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, against any property, any conditional sale or other title retention agreement, and any lease in the nature of a security interest.

“Loan” means the Advances made under this Agreement.

“Loan Documents” means this Agreement, the promissory notes (if any), the ACH Authorization, the Account Control Agreements, any Joinder Agreement, all UCC financing statements, any Guaranty, the Intellectual Property Security Agreement and any other documents executed in connection with the Secured Obligations or the transactions contemplated hereby, as the same may from time to time be amended, modified, supplemented or restated.

“Loan Party” means Borrower or any Guarantor.

“Market Capitalization” means, for any given date of determination, an amount equal to (a) [* * *] of Company’s common Equity Interests as reported for each of the [* * *] ([* * *]) [* * *] preceding such date of determination multiplied by (b) the total number of issued and outstanding shares of Company’s common Equity Interests (including pre-funded warrants) that are issued and outstanding on the date of the determination and listed on the Principal Stock Exchange, subject to appropriate adjustment for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

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“Market Disruption Event” means any of the following events: (a) any suspension of, or limitation imposed on, trading by the Principal Stock Exchange in shares of common Equity Interests during any period or periods aggregating one hour or longer and whether by reason of movements in price exceeding limits permitted by the Principal Stock Exchange or otherwise relating to the common Equity Interests; or (b) the failure to open of the exchange or quotation system on which the common Equity Interests are traded or the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours).

“Material Acquisition” means any Acquisition for which the total acquisition consideration paid or incurred, or to be paid or incurred, with respect thereto, including any earn-outs with respect thereto and the amount of Permitted Indebtedness assumed, is greater than or equal to [* * *] Dollars ($[* * *]).

“Material Adverse Effect” means a material adverse effect upon: (i) the business, operations, properties, assets or financial condition of the Loan Parties and their respective Subsidiaries taken as a whole; or (ii) the ability of Borrower to perform or pay the Secured Obligations in accordance with the terms of the Loan Documents, or the ability of Agent or Lenders to enforce any of its rights or remedies with respect to the Secured Obligations; or (iii) the Collateral or Agent’s Liens on the Collateral or the priority of such Liens.

“Material Agreement” means (a) any Material License, and (b) any license, agreement or other contractual arrangement the termination of which before the end of its stated term could reasonably be expected to result in a Material Adverse Effect individually or in the aggregate.

“Material License” means that certain Collaboration and License Agreement, dated as of October 31, 2025, among the Company and Otsuka Pharmaceutical Co. Ltd., as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Milestone Obligations” means, with respect to any Acquisition, the aggregate milestone payments reasonably expected to be owing by the Borrower and its Subsidiaries (a) after the Term Loan Maturity Date and (b) prior to the Term Loan Maturity Date, only to the extent Borrower reasonably expects based on its good faith projections that Borrower’s Qualified Cash shall be no less than [* * *]% of the Secured Obligations (inclusive of any Prepayment Charge and End of Term Charge that would be due and owing if the outstanding Term Loan Advances were prepaid at the time of measurement), immediately before and at all times after incurring the obligation to make such milestone payment.

“Net Product Revenue” means, as of the last date of any period, Borrower’s net product revenue (as determined in accordance with GAAP) solely from the sale of 4D-150 (which may include royalty, profit sharing, co-promotion and co-commercialization revenues or sales-based milestone revenue recognized in accordance with GAAP, but which shall not include any upfront or non-sales-based milestone payments under business development or licensing transactions), measured on as of the date of the most recently delivered monthly or quarterly financial statements in accordance with Section 7.1(a) or Section 7.1(b). For the avoidance of doubt, net product revenue shall not include any of the following to the extent not recognizable as revenue in accordance with GAAP: (i) trade, quantity and cash discounts allowed by Borrower, (ii) discounts, refunds, rebates, charge backs, retroactive price adjustment and any other allowances which effectively reduce net selling price, (iii) product returns and allowances, (iv) allowances for shipping or other distribution expenses, (v) set-offs and counterclaims, and (vi) any other similar and customary deductions that are typically deducted from gross revenue and not included in net revenue in accordance with GAAP.

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“Non-Core Product Assets” means any products, Intellectual Property and regulatory filings, submissions and approvals, including marketing approvals and pricing and reimbursement approvals, in each case, that do not constitute Core Product Assets, together with all Proceeds of each of the foregoing.

“Non-Disclosure Agreement” means that certain Mutual Confidential Disclosure Agreement dated March 25, 2026 by and between Company and Agent.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.

“OFAC Lists” means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

“Organizational Documents” means with respect to any Person, such Person’s Charter, and (a) if such Person is a corporation, its bylaws, (b) if such Person is a limited liability company, its limited liability company agreement (or similar agreement), and (c) if such Person is a partnership, its partnership agreement (or similar agreement), each of the foregoing with all current amendments or modifications thereto.

“Patent License” means any written agreement granting any right with respect to any invention on which a Patent is in existence or a Patent application is pending, in which agreement Borrower now holds or hereafter acquires any interest.

“Patents” means all letters patent of, or rights corresponding thereto, in the United States of America or in any other country, all registrations and recordings thereof, and all applications for letters patent of, or rights corresponding thereto, in the United States of America or any other country.

“Perfection Certificate” means a completed certificate entitled “Perfection Certificate and Diligence Request”, dated as of the Closing Date, delivered by Company to Agent and Lenders, signed by Company (as amended pursuant to the terms of this Agreement).

“Permitted Acquisitions” means any Acquisition which is conducted in accordance with the following requirements:

(a) such Acquisition is of a business or Person or product engaged in a line of business reasonably related to that of Borrower or its Subsidiaries;

(b) if such Acquisition is structured as a stock acquisition, then the Person so acquired shall either (i) become a wholly-owned Subsidiary of Borrower or of a Subsidiary and Borrower shall comply, or cause such Subsidiary (other than directors’ qualifying shares and investments by foreign nationals mandated by applicable Requirements of Law) to comply, with Section 7.13 or (ii) such Person shall be merged with and into a Loan Party (with such Loan Party being the surviving entity);

(c) if such Acquisition is structured as the acquisition or in-licensing of assets, such assets shall be acquired or in-licensed by a Loan Party or a newly-organized wholly-owned Subsidiary (in which event such Subsidiary shall comply with Section 7.13), and shall be free and clear of Liens other than Permitted Liens;

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(d) Borrower shall have delivered to Agent (i) with respect to any Material Acquisition, not less than ten (10) nor more than forty five (45) days prior to the date of such Material Acquisition (or such different period as to which Agent may agree in its sole discretion), notice of such Material Acquisition together with pro forma projected financial information, copies of all draft material documents relating to such Material Acquisition, and historical financial statements for such acquired entity, division or line of business (to the extent applicable), in each case in form reasonably satisfactory to Agent and demonstrating compliance as of such date with the covenants set forth in Section 7.21(a) (to the extent applicable) immediately prior to the consummation of such Acquisition and immediately after the consummation of such Acquisition on a pro forma basis as if the Material Acquisition occurred on the first day of the most recent measurement period for which financial statements have been delivered pursuant to Section 7.1(b) and (ii) with respect to any Acquisition that is not a Material Acquisition, no later than ten (10) days after the date of such Acquisition (or such different period as to which Agent may agree in its sole discretion), notice of such Acquisition together with copies of all material documents related to such Acquisition and such other information as Agent may reasonably request;

(e) both immediately before and after such Acquisition no Default or Event of Default shall have occurred and be continuing;

(f) such Acquisition is approved by the board of directors (or equivalent control group) of all parties to the transaction; and

(g) (x) with respect to any Acquisitions located entirely within the United States, the total upfront cash consideration paid or incurred, or to be paid or incurred, by Borrower with respect thereto, including the amount of Permitted Indebtedness assumed or to which such assets, businesses or business or ownership interest or shares, or any Person so acquired, is subject, shall not be greater than (i) [* * *] Dollars ($[* * *]) for any single acquisition or group of related acquisitions or (ii) [* * *] Dollars ($[* * *]) for all such acquisitions during the term of this Agreement and (y) with respect to any Acquisitions located outside of the United States (entirely or in part), the total upfront cash consideration paid or incurred, plus any milestone payments (other than Milestone Obligations) with respect to any such Acquisition to be paid or incurred, by Borrower with respect thereto, including the amount of Permitted Indebtedness assumed or to which such assets, businesses or business or ownership interest or shares, or any Person so acquired, is subject, shall not be greater than (i) [* * *] Dollars ($[* * *]) for any single acquisition or group of related acquisitions or (ii) [* * *] Dollars ($[* * *]) for all such acquisitions during the term of this Agreement.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to Common Stock (or other securities or property following a merger event or other change of Common Stock) purchased by the Company in connection with the issuance of any Permitted Convertible Debt and settled in Common Stock (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of Common Stock or such other securities or property), and cash in lieu of fractional shares of Common Stock, provided that the purchase price for any Permitted Bond Hedge Transaction, less the proceeds received by the Company from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Borrower from the sale of the Permitted Convertible Debt issued in connection with the Permitted Bond Hedge Transaction.
“Permitted Convertible Debt Financing” means issuance by Company of convertible notes (which may provide for conversions to be settled in Common Stock (or such other securities or property), cash or a combination thereof (such amount of cash determined by reference to the price of Common Stock or such other securities or property) in an aggregate principal amount of not more than the lesser of (x) [* * *] Dollars ($[* * *]) and (y) an amount equal to [* * *] percent ([* * *]%) of

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Borrower’s Market Capitalization as of the date of pricing of such convertible notes (“Permitted Convertible Debt”); provided that the foregoing limitations in clauses (x) and (y) shall not apply to Permitted Convertible Debt issued to refinance, refund, renew, replace or extend other Permitted Convertible Debt to the extent such issuance does not increase the aggregate principal amount thereof (other than by the amount of any premiums paid and fees and expenses incurred in connection therewith); provided further that such convertible notes shall (a) both immediately prior to and immediately after giving effect (including pro forma effect) thereto, no Default or Event of Default shall exist or result therefrom, (b) have no scheduled amortization or principal payments, mandatory redemptions or other required payments of principal prior to the date that is one hundred eighty (180) days after the Term Loan Maturity Date, other than customary payments upon a “change of control”, “fundamental change”, “make-whole fundamental change” or any comparable term (it being understood that a holder’s option to convert any such Indebtedness shall not be considered a required mandatory redemption or payment of principal), (c) be unsecured or, if secured, secured by Liens subordinated to the Liens securing the Secured Obligations on terms and conditions satisfactory in its reasonable discretion and subject to a subordination agreement in form and substance satisfactory to Agent in its sole discretion, (d) not be guaranteed by any Subsidiary of Company that is not a Borrower or a guarantor of the Secured Obligations, (e) contain usual and customary subordination terms for underwritten offerings of senior convertible notes, as determined by the Company in good faith and (f) shall be Indebtedness of Company and not of any Subsidiary thereof. For the avoidance of doubt, Permitted Convertible Debt Financing shall not constitute Subordinated Indebtedness.

“Permitted Indebtedness” means:

(i) Indebtedness of Borrower in favor of any Lender or Agent arising under this Agreement or any other Loan Document;

(ii) Indebtedness existing on the Closing Date which is disclosed in Schedule 1A and Schedule 5.10(c);

(iii) Indebtedness of up to [* * *] Dollars ($[* * *]) outstanding at any time secured by a Lien described in clause (vii) of the defined term “Permitted Liens,” provided such Indebtedness does not exceed the cost of the Equipment, software or other Intellectual Property financed with such Indebtedness, plus the amount of any fees, costs and expenses incurred in connection therewith;

(iv) Indebtedness incurred in the ordinary course of business with corporate credit cards in an aggregate outstanding amount not to exceed [* * *] Dollars ($[* * *]) at any time;

(v) Indebtedness that also constitutes a Permitted Investment;

(vi) Subordinated Indebtedness;

(vii) reimbursement obligations in connection with letters of credit that are at any time outstanding (which may be secured by Cash) and issued on behalf of Borrower or a Subsidiary in an amount not to exceed [* * *] Dollars ($[* * *]);

(viii) Indebtedness to trade creditors incurred in the ordinary course of business;

(ix) intercompany Indebtedness of (A) any Loan Party owing to another Loan Party or (B) any non-Loan Party owing to another non-Loan Party in an aggregate amount with respect to this clause (B) not to exceed [* * *] Dollars ($[* * *]) at any time;

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(x) the Permitted Convertible Debt Financing;

(xi) Indebtedness with respect to a Permitted Royalty Transaction;

(xii) Indebtedness incurred as a result of endorsing negotiable instruments in the ordinary course of business;

(xiii) Contingent Obligations with respect to obligation of a Loan Party (provided that the primary obligations are not prohibited under this Agreement);

(xiv) obligations under any agreement to provide cash management services in the ordinary course of business, including treasury, depository, overdraft, debit card, electronic funds transfer and other cash management arrangements;

(xv) Indebtedness incurred in the ordinary course of business, in each case, arising from the honoring by a bank or other financial institutions of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business;

(xvi) Indebtedness incurred to finance insurance premiums in the ordinary course of business;

(xvii) other unsecured Indebtedness in an amount not to exceed [* * *] Dollars ($[* * *]) at any time outstanding; and

(xviii) extensions, refinancings and renewals of any items of Permitted Indebtedness, provided that the principal amount is not increased (except by an amount equal to unpaid accrued interest and premiums or penalties thereon, and fees, costs and expenses in connection with the refinanced debt and fees, commissions, costs and expenses (including upfront fees, original issue discount and initial yield payments) incurred in connection with the incurrence of such refinancing indebtedness) or the terms modified to impose materially more burdensome terms upon Borrower or its Subsidiary, as the case may be, and subject to any limitations on the aggregate amount of such Indebtedness.

“Permitted Investment” means:

(i) Investments existing on the Closing Date which are disclosed in Schedule 1B;

(ii) (a) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one year from the date of acquisition thereof currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (b) commercial paper maturing no more than one year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (c) certificates of deposit issued by any bank with assets of at least Five Hundred Million Dollars ($500,000,000) maturing no more than one year from the date of investment therein, (d) money market accounts, and (e) Investments pursuant to the investment policy that has been provided to Agent prior to the Closing Date or any investment policy that has been approved by Agent;

(iii) repurchases of stock of Borrower from present or former employees, directors, or consultants of Borrower under the terms of applicable repurchase agreements at the original issuance price of such securities in an aggregate amount not to exceed [* * *] Dollars ($[* * *]) in

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any fiscal year, provided that no Event of Default has occurred, is continuing or could result from such repurchases;

(iv) Investments accepted in connection with Permitted Transfers;

(v) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of Borrower’s business;

(vi) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the ordinary course of business, provided that this subsection (vi) shall not apply to Investments of any Loan Party in any Subsidiary of a Loan Party;

(vii) Investments consisting of loans not involving the net transfer on a substantially contemporaneous basis of cash proceeds to employees, officers or directors relating to the purchase of capital stock of Company pursuant to employee stock purchase plans or other similar agreements approved by Company’s Board of Directors;

(viii) Investments consisting of: travel advances and employee relocation loans in the ordinary course of business in an aggregate amount not to exceed [* * *] Dollars ($[* * *]) from the Closing Date until the time that no Secured Obligations (other than for inchoate indemnification obligations which, by their terms, survive termination of this Agreement) remain outstanding;

(ix) Investments in newly-formed Subsidiaries, provided that each such Subsidiary enters into a Joinder Agreement promptly after its formation and executes such other documents as shall be reasonably requested by Agent;

(x) (a) Investments in another Loan Party and (b) Investments in any Subsidiary that is not a Loan Party in an amount not to exceed [* * *] Dollars ($[* * *]) in the aggregate in any fiscal year;

(xi) joint ventures or strategic alliances in the ordinary course of Borrower’s business consisting of the nonexclusive licensing of technology, the development of technology or the providing of technical support, provided that any cash Investments by Borrower do not exceed [* * *] Dollars ($[* * *]) in the aggregate in any fiscal year;

(xii) Investments in connection with, and the performance of obligations under (including, for the avoidance of doubt, the entry into, payment of any premium with respect to and the settlement of), any Permitted Convertible Debt, any Permitted Bond Hedge Transaction or any Permitted Warrant Transaction, in each case in accordance with its terms and as otherwise permitted by this Agreement;

(xiii) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

(xiv) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

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(xv) Investments consisting of Deposit Accounts and Securities Accounts, but only to the extent that Borrower or its Subsidiaries are permitted to maintain such account in accordance with this Agreement;

(xvi) extension of trade credit and accounts receivable in the ordinary course of business;

(xvii) guarantees of any items of Permitted Indebtedness; provided that (x) the foregoing shall not permit Borrower or any Subsidiary to guarantee Indebtedness that it is not otherwise permitted to incur, assume or otherwise be liable for and (y) if any such Indebtedness constitutes Subordinated Indebtedness, such guarantees shall be subordinated on terms at least as favorable to Agent and Lenders;

(xviii) Permitted Acquisitions; provided, that payments in respect of Milestone Obligations in excess of (x) [* * *] Dollars ($[* * *]) for any single acquisition or group of related acquisitions or (y) [* * *] Dollars ($[* * *]) for all such acquisitions during the term of this Agreement shall be permitted solely to the extent that Borrower’s Qualified Cash shall (I) be no less than [* * *]% of the aggregate principal amount of the Secured Obligations (inclusive of any Prepayment Charge and End of Term Charge that would be due and owing if the outstanding Term Loan Advances were prepaid at the time of measurement), immediately after making such milestone payment and (II) based on its good faith projections of Borrower, be reasonably expected to be no less than [* * *]% of Secured Obligations (inclusive of any Prepayment Charge and End of Term Charge that would be due and owing if the outstanding Term Loan Advances were prepaid at the time of measurement) at all times after making such payment;

(xix) additional Investments that do not exceed [* * *] Dollars ($[* * *]) in the aggregate.

“Permitted License” means licenses and similar arrangements (a) with respect to in-licensing, (i) non-exclusive licenses, and (ii) of over-the-counter software that is commercially available to the public and (b) out-licenses for the use of Intellectual Property of Borrower or any of its Subsidiaries entered into in the ordinary course of business on an arms’ length basis, including in connection with business development transactions, co-development or co-promotion transactions, collaborations, licensing, partnering or similar transactions with third parties and that are entered into with commercially reasonable terms, that could not result in a legal transfer of title of the licensed property that may be exclusive in respects other than territory or may be exclusive as to territory but only as to discrete geographical areas outside of the United States of America.

“Permitted Liens” means:

(i) Liens in favor of Agent or Lenders;

(ii) Liens existing on the Closing Date which are disclosed in Schedule 1C;

(iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not yet due or being contested in good faith by appropriate proceedings diligently conducted; provided, that Borrower maintains adequate reserves therefor on Borrower’s Books in accordance with GAAP;

(iv) Liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of Borrower’s

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business and imposed without action of such parties; provided, that the payment thereof is not yet required;

(v) Liens arising from judgments, decrees, orders or attachments in circumstances which do not constitute an Event of Default hereunder;

(vi) the following deposits, to the extent made in the ordinary course of business: deposits under worker’s compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than Liens arising under ERISA or environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

(vii) Liens on Equipment or software or other intellectual property constituting purchase money Liens and other Liens in connection with capital leases securing Indebtedness permitted in clause (iii) of “Permitted Indebtedness”;

(viii) Liens incurred in connection with Subordinated Indebtedness;

(ix) leasehold interests in leases or subleases and licenses or sublicenses (other than with respect to Intellectual Property) granted in the ordinary course of business and not interfering in any material respect with the business of the licensor;

(x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties that are promptly paid on or before the date they become due;

(xi) Liens on insurance proceeds securing the payment of financed insurance premiums that are promptly paid on or before the date they become due (provided that such Liens extend only to such insurance proceeds and not to any other property or assets);

(xii) statutory and common law rights of set-off and other similar rights as to deposits of cash and securities in favor of banks, other depository institutions and brokerage firms or securities intermediaries to cover fees, similar expenses and charges;

(xiii) easements, servitudes, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business so long as they do not materially impair the value or marketability of the related property;

(xiv) (a) Liens on Cash securing obligations permitted under clause (vii) of the definition of Permitted Indebtedness and (b) security deposits in connection with real property leases, the combination of (a) and (b) in an aggregate amount not to exceed [* * *] Dollars ($[* * *]) at any time;

(xv) Permitted Licenses;

(xvi) with respect to Permitted Royalty Transactions, (i) Liens on the royalty or revenue interests purchased or financed to a Permitted Royalty Transaction and proceeds thereon (which Liens may be senior in priority to Agent’s Lien), (ii) Liens on any other asset of the applicable Loan Party to such Permitted Royalty Transaction relating to the applicable product that is the subject of such Permitted Royalty Transaction; provided that, to the extent such Lien is on

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any Core Product Assets, such Lien on any Core Product Assets shall be subordinated to the Liens securing the Secured Obligations pursuant to a subordination or intercreditor agreement on terms and conditions satisfactory to Agent in its sole but reasonable discretion; and (iii) Liens on any Non-Core Product Assets relating to the applicable product that is the subject of such Permitted Royalty Transaction (which liens may be senior in priority to Agent’s Lien);

(xvii) additional Liens so long as (A) neither (x) the aggregate outstanding amount of the obligations secured thereby nor (y) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceed [* * *] Dollars ($[* * *]) at any time outstanding and (B) any such Lien shall be (1) limited to specific asset and not all assets or substantially all assets of Borrower or any Subsidiary and (2) subordinated to the Liens securing the Secured Obligations on terms and conditions satisfactory in its reasonable discretion and subject to a subordination agreement in form and substance satisfactory to Agent in its sole discretion; and

(xviii) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by Liens of the type described in clauses (i) through (xv) above; provided, that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

“Permitted Priority Liens” means (a) Liens having priority over Agent’s liens as a matter of law and (b) Liens on Non-Core Product Assets.

“Permitted Royalty Transaction” means (a) with respect to Core Product Assets, any royalty or revenue interest financing or similar transaction whereby Borrower receives upfront unrestricted (including, not subject to any redemption, clawback, escrow or similar encumbrance or restriction) net cash proceeds of no less than [* * *] Dollars ($[* * *]) in exchange for rights to receive future payments based on net sales or revenue, as applicable, in an amount not to exceed, in the aggregate for all such Permitted Royalty Transactions with respect to 4D-150, [* * *] percent [* * *] of worldwide net sales of 4D-150, provided that such royalty or revenue interest financing shall be on terms and conditions, and with a purchaser, in each case reasonably acceptable to Agent, (b) with respect to any Non-Core Product Assets, any royalty or revenue interest financing or similar transaction in the ordinary course of business whereby Borrower receives upfront unrestricted (including, not subject to any redemption, clawback, escrow or similar encumbrance or restriction) net cash proceeds in exchange for rights to receive future payments based on net sales or revenue, as applicable provided that such royalty or revenue interest financing shall be on terms and conditions, and with a purchaser, in each case reasonably acceptable to Agent and (c) with respect to any Core Product Assets or Non-Core Product Assets, any Indebtedness with respect thereto does not have a scheduled maturity date earlier than one hundred fifty (150) days after the Term Loan Maturity Date.

“Permitted Transfers” means:

(i) sales of Inventory in the ordinary course of business;

(ii) clause (b) of Permitted Licenses;

(iii) transfers by and among Borrower and any Subsidiary that has executed a Joinder Agreement;

(iv) transfers constituting the making of Permitted Investments, or the granting of Permitted Liens;

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(v) (a) dispositions of damaged, worn-out, obsolete or surplus Equipment or other property that is, in the reasonable judgment of Borrower, no longer economically practicable to maintain or useful in the ordinary course of business and (b) dispositions of Inventory for clinical trials in the ordinary course of business;

(vi) any Permitted Royalty Transaction;

(vii) (a) the issuance or sale of any Permitted Convertible Debt by the Company, (b) the sale of any Permitted Warrant Transaction by the Company, (c) the purchase of any Permitted Bond Hedge Transaction by the Company or (d) the performance by the Company of its obligations under any Permitted Convertible Debt, any Permitted Warrant Transaction or any Permitted Bond Hedge Transaction;

(viii) use of Cash in the ordinary course of business not prohibited by the terms of this Agreement;

(ix) sale of Equity Interests of the Borrower not constituting a Change in Control;

(x) Transfers consisting of abandonment, cancellation, non-renewal, discontinuance of use or maintenance of, forfeiture or dedication to the public of any Intellectual Property that is no longer economically practical or commercially desirable to maintain or useful in the conduct of the business of Borrower and with no material value;

(xi) sales, settlement, forgiveness or discounting, in the ordinary course of business, of past due or doubtful accounts, but only in connection with the collection or compromise thereof or in connection with bankruptcy or reorganization of suppliers or customers (and not as part of any bulk sale, factoring or financing of receivables) in an aggregate amount not to exceed Two Hundred Fifty Thousand Dollars ($250,000) for all such sales, settlements, forgiveness or discounts;

(xii) any involuntary loss, damage or destruction of property to the extent the Borrower or a Subsidiary complies with Section 6.1; and

(xiii) other Transfers of assets having a fair market value of not more than [* * *] Dollars ($[* * *]) in the aggregate in any fiscal year.

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to Common Stock (or other securities or property following a merger event, reclassification, replacement or other change of the Common Stock) and/or cash (in an amount determined by reference to the price of such Common Stock) sold by the Company substantially concurrently with any purchase by the Company of a related Permitted Bond Hedge Transaction and settled in Common Stock (or such other securities or property).

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, other entity or government.

“Principal Stock Exchange” means the NASDAQ or, if the common Equity Interests are not listed on the NASDAQ, the principal national securities exchange or public quotation system on which the common Equity Interests are then listed for trading or quoted.

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“Qualified Cash” means an amount equal to (a) the amount of Borrower’s Cash held in accounts subject to an Account Control Agreement in favor of Agent, minus (b) the Qualified Cash A/P Amount.

“Qualified Cash A/P Amount” means the amount of Borrower’s accounts payable under GAAP not paid after the 90th day following the invoice for such account payable.

“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.

“Qualified Equity Issuance Net Proceeds” means the net proceeds in Cash (excluding any share repurchases, or other holdbacks or discounts) received by Company as consideration for any (a) public or private sale or issuance of any Qualified Equity Interests of Company, (b) contribution to the equity capital of Company (other than in exchange for Disqualified Equity Interests) and (c) Permitted Convertible Debt; provided that the amount of Cash received by Company is measured at the time made and without adjustment for subsequent changes in value, payable for the fair market value of sale, issuance or contribution and any other property received in connection with such sale, issuance or contribution, and paid by any Person that is not a Loan Party or an Affiliate thereof.

“Receivables” means (i) all of Borrower’s Accounts, Instruments, Documents, Chattel Paper, Supporting Obligations, letters of credit, proceeds of any letter of credit, and Letter of Credit Rights, and (ii) all customer lists, software, and business records related thereto.

“Redemption Conditions” means, with respect to any repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of Common Stock, satisfaction of each of the following events: (a) no Default or Event of Default shall exist or result therefrom, and (b) both immediately before and at all times after such redemption, Borrower’s Qualified Cash shall be no less than 125% of Secured Obligations (inclusive of any Prepayment Charge and End of Term Charge that would be due and owing if the outstanding Term Loan Advances were prepaid at the time of measurement).

“Registration” means any registration, authorization, approval, license, permit, clearance, certificate, and exemption issued or allowed by the FDA or state pharmacy licensing authorities (including, without limitation, Biologic License Applications investigational new drug applications, pricing and reimbursement approvals, labelling approvals or their foreign equivalent, and wholesale distributor permits).

“Required Lenders” means at any time, the holders of more than fifty percent (50%) of the sum of the aggregate unpaid principal amount of the Term Loans then outstanding.

“Restricted License” means any material License or other agreement (other than off-the-shelf software that is commercially available to the public) with respect to which Borrower is the licensee (a) that prohibits or otherwise restricts Borrower from granting a security interest in Borrower’s interest in such License or agreement or any other property (but only to the extent enforceable under applicable law), or (b) for which a default under or the termination thereof could materially and adversely affect Agent’s right to sell any Collateral.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

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“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or by the United Nations Security Council, the European Union, any EU member state or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SBA Funding Date” means each date on which a Lender which is an SBIC funds any portion of the Term Loans.

“Secured Obligations” means Borrower’s obligations under this Agreement and any Loan Document, including any obligation to pay any amount now owing or later arising.

“Subordinated Indebtedness” means Indebtedness subordinated to the Secured Obligations in amounts and on terms and conditions satisfactory to Agent in its sole discretion and subject to a subordination agreement in form and substance satisfactory to Agent in its sole discretion.

“Subsidiary” means an entity, whether a corporation, partnership, limited liability company, joint venture or otherwise, in which Borrower owns or controls, either directly or indirectly, fifty percent (50%) or more of the outstanding voting securities, including each entity listed on Schedule 1.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan” means any Term Loan Advance made under this Agreement.

“Term Loan Advance” means each Tranche 1A Advance, Tranche 1B Advance, Tranche 2A Advance, Tranche 2B Advance, Tranche 3 Advance, Tranche 4 Advance, Tranche 5 Advance and any other funds advanced under Section 2.2(a).

“Trademark License” means any written agreement granting any right to use any Trademark or Trademark registration, now owned or hereafter acquired by Borrower or in which Borrower now holds or hereafter acquires any interest.

“Trademarks” means all trademarks (registered, common law or otherwise) and any applications in connection therewith, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any State thereof or any other country or any political subdivision thereof.

“Trading Day” means any day on which (a) there is no Market Disruption Event and (b) the Principal Stock Exchange is open for trading; provided that a “Trading Day” only includes those days that have a scheduled closing time of 4:00 p.m. (Eastern time) or the then standard closing time for regular trading on the relevant exchange or trading system.

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“Tranche” means the Tranche 1A Advance, Tranche 1B Advance, Tranche 2A Advance, Tranche 2B Advance, the Tranche 3 Advance, Tranche 4 Advance and/or Tranche 5 Advance, as applicable.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

1.2 “UCC” means the Uniform Commercial Code as the same is, from time to time, in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as the same is, from time to time, in effect in a jurisdiction other than the State of New York, then the term “UCC” shall mean the Uniform Commercial Code as in effect, from time to time, in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions. The following terms are defined in the Sections or subsections referenced opposite such terms:

Defined Term	Section
1940 Act	5.6(b)
Affected Lender	Addendum 4
Agent	Preamble
Amortization Date	Exhibit K
Applicable Minimum Cash Percentage	Exhibit K
Approval Milestone	Exhibit K
Assignee	11.14
Borrower	Preamble
Claims	11.11(a)
Collateral	3.1
Company	Preamble
Confidential Information	11.13
Due Diligence Fee	Exhibit K
End of Term Charge	Exhibit K
End of Term Charge Percentage	Exhibit K
Event of Default	9
Financial Statements	7.1
Indemnified Person	6.3
Initial Facility Charge	Exhibit K
Initial Minimum Cash Test Date	Exhibit K
Initial Performance Covenant Test Date	Exhibit K
Lenders	Preamble
Liabilities	6.3
Maximum Rate	2.3
Maximum Term Loan Amount	Exhibit K
Minimum Advance Amount	Exhibit K
Participant Register	11.8
Payment Date	2.2(e)
Prepayment Charge	Exhibit K

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Prime Rate	Exhibit K
Publicity Materials	11.19
Register	11.7
Rights to Payment	3.1
RTI Amount	Exhibit K
SBA	7.16
SBIC	7.16
SBIC Act	7.16
Subsequent Financing	Exhibit K
Term Commitment	Exhibit K
Term Loan Interest Rate	Exhibit K
Term Loan Maturity Date	Exhibit K
Tranche 1A Advance	2.2(a)
Tranche 1A Commitment	Exhibit K
Tranche 1B Advance	2.2(a)
Tranche 1B Commitment	Exhibit K
Tranche 1B Commitment Period	Exhibit K
Tranche 2A Advance	2.2(a)
Tranche 2A Commitment	Exhibit K
Tranche 2A Commitment Period	Exhibit K
Tranche 2B Advance	2.2(a)
Tranche 2B Commitment	Exhibit K
Tranche 2B Commitment Period	Exhibit K
Tranche 2 Early Draw Milestone	Exhibit K
Tranche 2 Milestone	Exhibit K
Tranche 3 Advance	2.2(a)
Tranche 3 Commitment	Exhibit K
Tranche 3 Commitment Period	Exhibit K
Tranche 3 Milestone	Exhibit K
Tranche 4 Advance	2.2(a)
Tranche 4 Commitment	Exhibit K
Tranche 4 Commitment Period	Exhibit K
Tranche 4 Milestone	Exhibit K
Tranche 5 Advance	2.2(a)
Tranche 5 Commitment	Exhibit K
Tranche 5 Commitment Period	Exhibit K
Tranche Facility Charge	Exhibit K
Transfer	7.8
Updated Schedule 5.10(a)	5.10(a)

1.3 Unless otherwise specified, all references in this Agreement or any Annex or Schedule hereto to a “Section,” “subsection,” “Exhibit,” “Annex,” or “Schedule” shall refer to the corresponding

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Section, subsection, Exhibit, Annex, or Schedule in or to this Agreement. Unless otherwise specifically provided herein, any accounting term used in this Agreement or the other Loan Documents shall have the meaning customarily given such term in accordance with GAAP as in effect on the date hereof, and all financial computations hereunder shall be computed in accordance with GAAP as in effect on the date hereof, consistently applied. Unless otherwise defined herein or in the other Loan Documents, terms that are used herein or in the other Loan Documents and defined in the UCC shall have the meanings given to them in the UCC. For all purposes under the Loan Documents, in connection with any Division or plan of Division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.4 If at any time any change in GAAP would affect the computation of any financial requirement set forth in any Loan Document, and either Borrower or the Required Lenders shall so request, Agent, Lenders and Borrower shall negotiate in good faith to amend such requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, such requirement shall continue to be computed in accordance with GAAP prior to such change. For the avoidance of doubt, and without limitation of the foregoing, Permitted Convertible Debt shall at all times be valued at the full stated principal amount thereof and shall not include any reduction or appreciation in value of the shares deliverable upon conversion thereof.

1.5 Notwithstanding anything in the definition of GAAP to the contrary, any obligations under a lease (whether existing now or entered into in the future) that is not (or would not be) a capital lease under GAAP as in effect prior to giving effect to FASB Accounting Standards Update No. 2016-02, Leases, shall not be treated as a capital lease solely as a result of the adoption of changes in GAAP.

1.6 Any reference in any Loan Document to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a Division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a Division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate Person. Any Division of a limited liability company shall constitute a separate Person under the Loan Documents (and each Division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity) on the first date of its existence. In connection with any Division, if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then such asset shall be deemed to have been transferred from the original Person to the subsequent Person.

SECTION 2. THE LOAN

2.1 [Reserved].

2.2 Term Loan Advances.

(a) Advances.

(i) Tranche 1A. Subject to the terms and conditions of this Agreement, on the Closing Date, Lenders shall severally (and not jointly) make, and Borrower agrees to draw, a Term Loan Advance in an aggregate principal amount equal to the Tranche 1A Commitment (such Term Loan Advance, the “Tranche 1A Advance”).

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(ii) Tranche 1B. Subject to the terms and conditions of this Agreement, at any time during the Tranche 1B Commitment Period, Borrower may request and Lenders shall severally (and not jointly) make one (1) additional Term Loan Advance in an aggregate amount equal to the Tranche 1B Commitment (such Term Loan Advance, the “Tranche 1B Advance”).

(iii) Tranche 2A. Subject to the terms and conditions of this Agreement, Borrower may request, and the Lenders shall severally (and not jointly) make, in each case, at any time during the Tranche 2A Commitment Period, one (1) additional Term Loan Advance in a minimum increment of the Minimum Advance Amount in an aggregate principal amount up to the Tranche 2A Commitment (such Term Loan Advances the “Tranche 2A Advance”).

(iv) Tranche 2B. Subject to the terms and conditions of this Agreement, Borrower may request, and the Lenders shall severally (and not jointly) make, in each case, at any time during the Tranche 2B Commitment Period, one or more additional Term Loan Advances in minimum increments of the Minimum Advance Amount (or if less, the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.2(a)(iv)) in an aggregate principal amount up to the Tranche 2B Commitment (such Term Loan Advances, the “Tranche 2B Advances”).

(v) Tranche 3. Subject to the terms and conditions of this Agreement, Borrower may request, and the Lenders shall severally (and not jointly) make, in each case, at any time during the Tranche 3 Commitment Period, one or more additional Term Loan Advances in minimum increments of the Minimum Advance Amount (or if less, the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.2(a)(v)) in an aggregate principal amount up to the Tranche 3 Commitment (such Term Loan Advances, the “Tranche 3 Advances”).

(vi) Tranche 4. Subject to the terms and conditions of this Agreement, Borrower may request, and the Lenders shall severally (and not jointly) make, in each case, at any time during the Tranche 4 Commitment Period, one or more additional Term Loan Advances in minimum increments of the Minimum Advance Amount (or if less, the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.2(a)(vi)) in an aggregate principal amount up to the Tranche 4 Commitment (such Term Loan Advances, the “Tranche 4 Advances”).

(vii) Tranche 5. Subject to the terms and conditions of this Agreement, Borrower may request, and the Lenders shall severally (and not jointly) make, in each case, at any time during the Tranche 5 Commitment Period, and conditioned on approval by Lenders’ investment committee in its sole and unfettered discretion, one or more additional Term Loan Advances in minimum increments of the Minimum Advance Amount (or if less, the remaining amount of Term Loan Advances available to be drawn pursuant to this Section 2.2(a)(vii)) in an aggregate principal amount up to the Tranche 5 Commitment (such Term Loan Advances, the “Tranche 5 Advances”).

(b) Maximum Term Loan Amount. The aggregate outstanding Term Loan Advances shall not exceed the Maximum Term Loan Amount. Each Term Loan Advance of each Lender shall not exceed its respective Term Commitment. After repayment, no Term Loan Advance (or any portion thereof) may be reborrowed.

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(c) Advance Request. To obtain a Term Loan Advance, Borrower shall complete, sign and deliver an Advance Request (at least one (1) Business Day before the Closing Date and at least five (5) Business Days before each Advance Date other than the Closing Date) to Agent. Lenders shall fund the Term Loan Advance in the manner requested by the Advance Request provided that each of the conditions precedent set forth in Section 4 and applicable to such Term Loan Advance is satisfied as of the requested Advance Date. The proceeds of any Term Loan Advance shall be deposited into and maintained in an account that is subject to an Account Control Agreement.

(d) Interest. The principal balance shall bear interest thereon from such Advance Date at the Term Loan Interest Rate, based on a year consisting of three hundred sixty (360) days, with interest computed daily based on the actual number of days elapsed. The Term Loan Interest Rate will float and change on the day the Prime Rate changes from time to time.

(e) Payment. Borrower will pay accrued but unpaid interest on each Term Loan Advance on the first Business Day of each month (each such date, a “Payment Date”), beginning the month after the Advance Date. To the extent applicable, Borrower shall repay the aggregate principal balance of the Term Loan Advances that is outstanding on the day immediately preceding the Amortization Date, in equal monthly installments of principal and interest (mortgage style) beginning on the Amortization Date and continuing on the first Business Day of each month thereafter until the Secured Obligations (other than inchoate indemnity obligations which, by their terms, survive termination of this Agreement) are repaid. The entire principal balance of the Term Loan Advances and all accrued but unpaid interest hereunder, shall be due and payable on the Term Loan Maturity Date; provided, that if the Term Loan Maturity Date is not a Business Day, the Term Loan Maturity Date shall be the immediately subsequent Business Day. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. If a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately subsequent Business Day. Agent or Lenders will initiate debit entries to Borrower’s account as authorized on the ACH Authorization (i) on each Payment Date of all periodic obligations payable to Lenders under each Term Loan Advance and (ii) out-of-pocket legal fees and costs incurred by Agent or Lenders in connection with Section 11.12; provided that, with respect to clause (i) above, in the event that Lenders or Agent informs Borrower that Lenders will not initiate a debit entry to Borrower’s account for a certain amount of the periodic obligations due on a specific Payment Date, Borrower shall pay to Lenders, such amount of periodic obligations in full in immediately available funds on such Payment Date; provided, further, that, with respect to clause (i) above, if Lenders or Agent informs Borrower that Lenders will not initiate a debit entry as described above later than the date that is three (3) Business Days prior to such Payment Date, Borrower shall pay to Lenders such amount of periodic obligations in full in immediately available funds on the date that is three (3) Business Days after the date on which Lenders or Agent notifies Borrower of such; provided, further, that, with respect to clause (ii) above, in the event that Lenders or Agent informs Borrower that Lenders will not initiate a debit entry to Borrower’s account for specified out-of-pocket legal fees and costs incurred by Agent or Lenders, Borrower shall pay to Lenders such amount in full in immediately available funds within three (3) Business Days.

2.3 Maximum Interest. Notwithstanding any provision in this Agreement or any other Loan Document to the contrary, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of New York shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Borrower has actually paid

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to Lenders an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Borrower shall be applied as follows: first, to the payment of the Secured Obligations consisting of the outstanding principal; second, after all principal is repaid, to the payment of Lenders’ accrued interest, reasonable and documented out-of-pocket costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to Borrower.

2.4 Default Interest. In the event any payment is not paid on the scheduled payment date, an amount equal to four percent (4%) of such past due amount shall be payable on demand. In addition, upon the occurrence and during the continuation of an Event of Default hereunder, all outstanding Secured Obligations, including principal, interest, compounded interest, and professional fees, shall bear interest at a rate per annum equal to the rate set forth in Section 2.2(d) plus four percent (4%) per annum. In the event any interest is not paid when due hereunder, delinquent interest shall be added to principal and shall bear interest on interest, compounded at the rate set forth in Section 2.2(d) or this Section 2.4, as applicable.

2.5 Prepayment. At its option, Borrower may prepay all or a portion of the outstanding Advances by paying the entire principal balance (or such portion thereof), all accrued and unpaid interest thereon, all unpaid Lender’s fees and expenses due hereunder accrued to the date of the repayment (including, without limitation, the portion of the End of Term Charge applicable to the aggregate original principal amount of the Term Loan Advances being prepaid in accordance with Section 2.6(a)), together with a Prepayment Charge with respect to the outstanding principal amount of such Advance amount being so prepaid. Borrower agrees that the Prepayment Charge is a reasonable calculation of Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from an early repayment of the Advances. Borrower shall prepay the outstanding amount of all principal and accrued interest through the prepayment date and the Prepayment Charge upon the occurrence of a Change in Control or any other prepayment hereunder (other than a Change in Control pursuant to clause (a) of the definition thereof) no later than the date that is twenty-four (24) months following the Closing Date. Notwithstanding the foregoing, Agent and Lenders agree to waive the Prepayment Charge if (x) Agent and Lenders (in their sole and absolute discretion) agree in writing to refinance the Advances prior to the Term Loan Maturity Date, (y) such prepayment occurs as a result of a Change in Control pursuant to clause (a) of the definition thereof no later than the date that is twenty-four (24) months following the Closing Date or (z) such prepayment occurs due to the failure of the 4FRONT-1 or 4FRONT-2 clinical trial. Any amounts paid under this Section shall be applied by Agent to the then unpaid amount of any outstanding Secured Obligations (including principal and interest) in such order and priority as Agent may choose in its sole discretion acting reasonably. For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately subsequent Business Day.

2.6 End of Term Charge.

(a) On any date that Borrower partially prepays the outstanding Secured Obligations pursuant to Section 2.5, Borrower shall pay Lenders a charge equal to the product of the End of Term Charge Percentage multiplied by the principal amount of such Term Loan Advances being prepaid.

(b) On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity

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obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, (iii) the date that the outstanding Secured Obligations become due and payable, or (iv) as required pursuant to Section 2.5, Borrower shall pay Lenders a charge equal to the End of Term Charge.

(c) Notwithstanding the required payment date of such End of Term Charge, the applicable pro rata portion of the End of Term Charge shall be deemed earned by Lenders as of each date that an applicable Term Loan Advance is made. For the avoidance of doubt, if a payment hereunder becomes due and payable on a day that is not a Business Day, the due date thereof shall be the immediately subsequent Business Day.

2.7 Pro Rata Treatment. Each payment (including prepayment) on account of any fee and any reduction of the Term Loan Advances shall be made pro rata according to the Term Commitments of the relevant Lender.

2.8 Taxes; Increased Costs. Borrower, Agent and Lenders each hereby agree to the terms and conditions set forth on Addendum 1 attached hereto.

2.9 Treatment of Prepayment Charge and End of Term Charge. Borrower agrees that any Prepayment Charge and any End of Term Charge payable shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, and Borrower agrees that it is reasonable under the circumstances currently existing and existing as of the Closing Date. The Prepayment Charge and the End of Term Charge shall also be payable in the event the Secured Obligations (and/or this Agreement) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means. Each Loan Party expressly waives (to the fullest extent it may lawfully do so) the provisions of any present or future statute or law that prohibits or may prohibit the collection of the foregoing Prepayment Charge and End of Term Charge in connection with any such acceleration. Borrower agrees (to the fullest extent that each may lawfully do so): (a) each of the Prepayment Charge and the End of Term Charge is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (b) each of the Prepayment Charge and the End of Term Charge shall be payable notwithstanding the then prevailing market rates at the time payment is made; (c) there has been a course of conduct between Lenders and Borrower giving specific consideration in this transaction for such agreement to pay the Prepayment Charge and the End of Term Charge as a charge (and not interest) in the event of prepayment or acceleration; and (d) Borrower shall be estopped from claiming differently than as agreed to in this Section. Borrower expressly acknowledges that its agreement to pay each of the Prepayment Charge and the End of Term Charge to Lenders as herein described was on the Closing Date and continues to be a material inducement to Lenders to provide the Term Loan Advances.

2.10 Due Diligence Fee. Borrower agrees that the Due Diligence Fee has been paid to Agent and received by Agent prior to the Closing Date, and shall be deemed fully earned on such date regardless of the early termination of this Agreement.

SECTION 3. SECURITY INTEREST

3.1 Grant of Security Interest. As security for the prompt and complete payment when due (whether on the payment dates or otherwise) of all the Secured Obligations, each Borrower grants to Agent a security interest in all of such Borrower’s right, title, and interest in, to and under the following property, whether now existing or hereafter acquired (collectively, the “Collateral”): (a) Receivables; (b) Equipment; (c) Fixtures; (d) General Intangibles (including Intellectual

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Property); (e) Inventory; (f) Investment Property; (g) Deposit Accounts; (h) Cash; (i) Goods; (j) [reserved]; and (k) all other tangible and intangible personal property of such Borrower whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, Borrower and wherever located, and any of such Borrower’s property in the possession or under the control of Agent; and, to the extent not otherwise included, all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

3.2 Notwithstanding the broad grant of the security interest set forth in Section 3.1, above, the Collateral shall not include (a) any “intent to use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise, provided, that upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use of an intent-to-use trademark application pursuant to 15 U.S.C. Section 1060(a) (or any successor provision) such intent-to-use application shall constitute Collateral, (b) nonassignable licenses or contracts, which by their terms require the consent of the licensor thereof or another party (but only to the extent such prohibition on transfer is enforceable under applicable law, including, without limitation, Sections 9-406, 9-407 and 9-408 of the UCC), (c) property for which the granting of a security interest therein is contrary to applicable law, provided that upon the cessation of any such restriction or prohibition, such property shall automatically be included in the Collateral, (d) any lease, license or other agreement and any property subject thereto on the Closing Date or on the date of the acquisition of such property (other than any property acquired by a Loan Party subject to any such contract or other agreement to the extent such contract or other agreement was incurred in contemplation of such acquisition) to the extent that a grant of a security interest therein to secure the Secured Obligations would violate or invalidate such lease, license, contract or agreement or create a right of termination in favor of any other party thereto (other than the Borrower, any other Loan Party or any Subsidiary) (but (A) only to the extent such prohibition is enforceable under applicable law and (B) other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-408 or 9-409 (or any other Section) of Article 9 of the UCC), and (e) any other assets as may be agreed by the Agent in writing in its sole discretion to be excluded from the Collateral.

SECTION 4. CONDITIONS PRECEDENT TO LOAN

The obligations of Lenders to make the Loan hereunder are subject to the satisfaction by Borrower of the following conditions:

4.1 Initial Advance. On or prior to the Closing Date, Borrower shall have delivered to Agent the following:

(a) duly executed copies of the Loan Documents, and all other documents and instruments reasonably required by Agent to effectuate the transactions contemplated hereby or to create and perfect the Liens of Agent with respect to all Collateral, in all cases in form and substance reasonably acceptable to Agent;

(b) duly executed Account Control Agreement(s) with respect to each Deposit Account and account holding Investment Property (other than an Excluded Account) maintained by Borrower or any Subsidiary;

(c) a legal opinion of Borrower’s counsel in form and substance reasonably acceptable to Agent;

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(d) copy of resolutions of each Borrower’s Board of Directors, certified by an officer of such Borrower, (i) evidencing approval of the Loan and other transactions evidenced by the Loan Documents, (ii) authorizing a specified person or persons to execute the Loan Documents to which it is a party on its behalf, (iii) authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, any Advance Request or other relevant notice) to be signed and/or dispatched by it under or in connection with the Loan Documents to which it is a party, and (iv) acknowledging that the Board of Directors is acting for a proper purpose and that the Loan Documents are in the best interests of that Borrower and for its commercial benefit;

(e) certified copies of the Charter of Borrower, certified by the Secretary of State of the applicable jurisdiction of organization and the other Organizational Documents, as amended through the Closing Date, of Borrower;

(f) a certificate of good standing for Borrower from its jurisdiction of organization and similar certificates from all other jurisdictions in which it does business and where the failure to be qualified could have a Material Adverse Effect;

(g) certified copies, dated as of a recent date, of searches for financing statements filed in the central filing office of Borrower’s jurisdiction of incorporation or organization, as applicable, accompanied by written evidence (including any UCC termination statements) that the Liens on any Collateral indicated in any such financing statements either constitute Permitted Liens or have been or, in connection with the initial Term Loan Advance, will be terminated or released;

(h) payment of the Due Diligence Fee, Initial Facility Charge and reimbursement of Agent’s and Lenders’ current expenses reimbursable pursuant to this Agreement, which amounts may be deducted from the initial Advance;

(i) a duly executed copy of the Perfection Certificate and each exhibit and addendum thereto;

(j) all certificates of insurance and copies of each insurance policy and endorsement required hereunder;

(k) [reserved];

(l) duly executed bailee agreements for any bailee location holding a portion of Borrower’s assets or property valued, individually or in the aggregate, in excess of One Hundred Thousand Dollars ($100,000);

(m) all reports, declarations and forms required by the SBA, including but not limited to SBA 652, SBA 1031 and SBA 480; and

(n) such other documents as Agent may reasonably request.

4.2 All Advances. On each Advance Date:

(a) Agent shall have received (i) an Advance Request for the relevant Advance as required by Section 2.2(c), duly executed by Borrower’s Chief Executive Officer or Chief Financial Officer, and (ii) any other documents Agent may reasonably request;

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(b) The representations and warranties set forth in this Agreement shall be true and correct in all material respects on and as of the applicable Advance Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); provided, that any representations and warranties qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any such qualification therein) in all respects;

(c) Borrower shall be in compliance with all the terms and provisions set forth herein and in each other Loan Document on its part to be observed or performed;

(d) With respect to any Advance (other than the Tranche 1A Advance or Tranche 1B Advance) made available on such Advance Date, the Loan Parties shall have paid the Tranche Facility Charge applicable to such Advance;

Each Advance Request shall be deemed to constitute a representation and warranty by Borrower on the relevant Advance Date as to the matters specified in Section 4.2(b), Section 4.2(c) and Section 4.3 and as to the matters set forth in the Advance Request.

4.3 No Default. As of the Closing Date and at the time of and immediately after each Advance Date, (i) no fact or condition exists that could (or could, with the passage of time, the giving of notice, or both) constitute an Event of Default and (ii) no Material Adverse Effect has occurred and is continuing.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF BORROWER

Borrower represents and warrants that:

5.1 Corporate Status; Execution and Delivery; Binding Effect. Each Borrower is a corporation, limited liability company or partnership duly organized, legally existing and in good standing under the laws of its jurisdiction of incorporation or formation, as applicable, and is duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, in all jurisdictions in which the nature of its business or location of its properties require such qualifications and where the failure to be qualified could reasonably be expected to have a Material Adverse Effect. Borrower’s present name, former names within the past five (5) years (if any), locations, place of formation, tax identification number, organizational identification number and other information are correctly set forth in Exhibit B, as may be updated by Borrower in a written notice (including any Compliance Certificate) provided to Agent after the Closing Date in accordance with this Agreement. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Borrower. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.

5.2 Collateral. Borrower owns or otherwise has the rights to use the Collateral, free of all Liens, except for Permitted Liens. Borrower has the power and authority to grant to Agent a Lien in the Collateral as security for the Secured Obligations.

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5.3 Consents. Borrower’s execution, delivery and performance of this Agreement and all other Loan Documents to which it is a party, (i) have been duly authorized by all necessary action of Borrower in accordance with its Organizational Documents and applicable law, (ii) will not result in the creation or imposition of any Lien upon the Collateral, other than Permitted Liens, (iii) do not violate any provisions of Borrower’s Organizational Documents or any material law, regulation, order, injunction, judgment, decree or writ to which Borrower is subject and (iv) except as described on Schedule 5.3, do not violate any contract or agreement or require the consent or approval of any other Person or Governmental Authority which has not already been obtained, except for violations, consents or approvals that could not reasonably be expected to have a Material Adverse Effect. The individual or individuals executing the Loan Documents are duly authorized to do so.

5.4 Material Adverse Effect. No Material Adverse Effect has occurred and is continuing. Borrower is not aware of any event or circumstance that is likely to occur that is reasonably expected to result in a Material Adverse Effect.

5.5 Actions Before Governmental Authorities. There are no actions, suits, claims, disputes or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of Borrower, threatened in writing against or affecting Borrower or its property, that are reasonably expected to result in a Material Adverse Effect.

5.6 Laws.

(a) Neither Borrower nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority to which Borrower or such Subsidiaries are subject, where such violation or default could reasonably be expected to result in a Material Adverse Effect. Borrower is not in default under (i) any provision of any agreement or instrument evidencing Indebtedness, or (ii) any other agreement to which it is a party or by which it is bound that, in each case of the foregoing clauses (i) or (ii), would reasonably be expected to be materially adverse to the interests of Agent or Lenders.

(b) Neither Borrower nor any of its Subsidiaries is an “investment company,” a company that would be an “investment company” except for the exclusion from the definition of “investment company” in Section 3(c) of the Investment Company Act of 1940, as amended (the “1940 Act”), or a company “controlled” by an “investment company” under the 1940 Act. Neither Borrower nor any of its Subsidiaries is engaged as one of its important activities in extending credit for margin stock (under Regulations X, T and U of the Federal Reserve Board of Governors). Borrower and each of its Subsidiaries has complied in all material respects with the Federal Fair Labor Standards Act. Neither Borrower nor any of its Subsidiaries is a “holding company” or an “affiliate” of a “holding company” or a “subsidiary company” of a “holding company” as each term is defined and used in the Public Utility Holding Company Act of 2005. Neither Borrower’s nor any of its Subsidiaries’ properties or assets have been used by Borrower or such Subsidiary or, to Borrower’s knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than in material compliance with applicable laws. Borrower and each of its Subsidiaries has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all Governmental Authorities that are necessary to continue their respective businesses as currently conducted.

(c) None of Borrower, any of its Subsidiaries, or any of Borrower’s or its Subsidiaries’ controlled Affiliates or any of their respective agents acting or benefiting in any capacity in

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connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. None of Borrower, any of its Subsidiaries, or (to the knowledge of Borrower) any of their controlled Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law. None of the funds to be provided under this Agreement will be used, directly or, to Borrower’s knowledge, indirectly, (a) for any activities in violation of any applicable anti-money laundering, economic sanctions and anti-bribery laws and regulations or (b) for any payment to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

5.7 Information Correct and Current. No written information, report, Advance Request, financial statement, exhibit or schedule furnished, by or on behalf of Borrower to Agent in connection with any Loan Document or included therein or delivered pursuant thereto contained, or, when taken as a whole, contains or will contain any material misstatement of fact or, when taken together with all other such written information or documents, omitted, omits or will omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were, are or will be made, not materially misleading at the time such statement was made or deemed made. Additionally, any and all financial or business projections provided by Borrower to Agent, whether prior to or after the Closing Date, shall be (i) provided in good faith and based on the most current data and information available to Borrower, and (ii) the most current of such projections provided to Borrower’s Board of Directors (it being understood that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts, that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Borrower, that no assurance is given that any particular projections will be realized, and the actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.8 Tax Matters. Except as set forth on Schedule 5.8, (a) Borrower and its Subsidiaries have filed all federal and state income Tax returns and other material Tax returns that they are required to file, (b) Borrower and its Subsidiaries have duly paid all federal and state income Taxes and other material Taxes or installments thereof that they are required to pay, except Taxes being contested in good faith by appropriate proceedings and for which Borrower and its Subsidiaries maintain adequate reserves in accordance with GAAP, and (c) to the best of Borrower’s knowledge, no proposed or pending Tax assessments, deficiencies, audits or other proceedings with respect to Borrower or any Subsidiary have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.9 Intellectual Property Claims. Exhibit C is a true, correct and complete list of each of Borrower's pending or registered Patents, Trademarks, Copyrights, and material agreements under which Borrower licenses Intellectual Property from third parties (other than shrink-wrap software licenses, “off-the-shelf” licenses, or open-source software), together with application or registration numbers, as applicable, owned by Borrower or any Subsidiary. Borrower is not in material breach of, nor has Borrower failed to perform any material obligations under, any of the

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foregoing contracts, licenses or agreements and, to Borrower's knowledge, no third party to any such contract, license or agreement is in material breach thereof or has failed to perform any material obligations thereunder. Borrower is the sole owner of and has valid title to, or otherwise has the valid right to use, the Intellectual Property material to Borrower's business as currently conducted and proposed to be conducted by Borrower. Except as described on Schedule 5.9, (i) each of the material Copyrights, Trademarks and Patents is valid and enforceable, (ii) no material part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and (iii) no claim has been made to Borrower that the ownership of or use of any material part of the Intellectual Property violates the rights of any third party.

5.10 Intellectual Property.

(a) Schedule 5.10(a), as updated as set forth in the most recent Compliance Certificate delivered in accordance with Section 7.1(d) (provided that any such updates made in such Compliance Certificate shall not apply to a period covered by a prior Compliance Certificate and shall not cure any default arising from any false or misleading misrepresentations and warranties when made or when deemed made) (such updated Schedule 5.10(a), “Updated Schedule 5.10(a)”), sets forth a true, correct and complete list of all Current Company IP (including all Patents, registered Trademarks and registered Copyrights, and all pending applications therefor), together with application or registration numbers, as applicable. Except as set forth on Updated Schedule 5.10(a), (i) each item of Current Company IP is valid, subsisting and (other than with respect to Patent applications) enforceable, and no such item has lapsed, expired, been cancelled, invalidated, abandoned or become unenforceable, and (ii) no written notice has been received challenging the inventorship, ownership, validity or enforceability of any such Current Company IP. There are no Liens on any Company IP other than Permitted Liens. To the knowledge of Borrower, there are no published Patent, Patent applications, articles or prior art references that would reasonably be expected to materially adversely affect the exploitation of the Borrower Products.

(b) Except as set forth on Schedule 5.10(b) or in the most recent Compliance Certificate delivered in accordance with Section 7.1(d) (provided that any such updates made in such Compliance Certificate shall not apply to a period covered by a prior Compliance Certificate and shall not cure any default arising from any false or misleading misrepresentations and warranties when made or when deemed made), each Person who has or has had any rights in or to owned Company IP owned by Borrower or any of its Subsidiaries has executed an agreement assigning his, her or its entire right, title and interest therein to the stated owner thereof, and all such assignments of issued Patents in the United States have been duly recorded with the U.S. Patent and Trademark Office. There are no material maintenance, annuity or renewal fees currently overdue beyond their allotted grace period for any Current Company IP.

(c) Each Material Agreement is in full force and effect and is legal, valid, binding and enforceable in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability. Except as set forth on Schedule 5.10(c), to the knowledge of Borrower, neither Borrower nor any of its Subsidiaries is in breach or default under any Material Agreement in any manner that could reasonably be expected to materially affect the Borrower Products. Except as set forth on Schedule 5.10(c), as updated in accordance with Section 7.19, there are no material unpaid fees or royalties under any Material Agreements that have become due or are expected to become overdue.

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(d) Except as described on Schedule 5.10(d) or in the most recent Compliance Certificate delivered in accordance with Section 7.1(d) (provided that any such updates made in such Compliance Certificate shall not apply to a period covered by a prior Compliance Certificate and shall not cure any default arising from any false or misleading misrepresentations and warranties when made or when deemed made), there is no pending or, to the knowledge of Borrower, threatened (in writing) opposition, interference, reissue, reexamination, inter-partes review, post-grant review, cancellation, injunction, litigation, or other proceeding challenging the legality, validity, enforceability or ownership of any Current Company IP (other than in the ordinary course), in each case, that would have a material adverse effect on the Borrower Products. Except as described on Schedule 5.10(d) or in the most recent Compliance Certificate delivered in accordance with Section 7.1(d) (provided that any such updates made in such Compliance Certificate shall not apply to a period covered by a prior Compliance Certificate and shall not cure any default arising from any false or misleading misrepresentations and warranties when made or when deemed made), there are no pending or, to the knowledge of Borrower, threatened (in writing) claims against Borrower or any of its Subsidiaries alleging that any Borrower Product Activities infringes, violates or misappropriates the Intellectual Property of any third party (“Third Party IP”), or that any Current Company IP is invalid or unenforceable. Except as described on Schedule 5.9 or in the most recent Compliance Certificate delivered in accordance with Section 7.1(d) (provided that any such updates made in such Compliance Certificate shall not apply to a period covered by a prior Compliance Certificate and shall not cure any default arising from any false or misleading misrepresentations and warranties when made or when deemed made), no Borrower Product Activities, to the knowledge of Borrower, infringes or violates any issued or registered Third Party IP, in each case, that would reasonably be expected to have a material adverse effect on the Borrower Products.

(e) Except as set forth on Schedule 5.10(e), or in the most recent Compliance Certificate delivered in accordance with Section 7.1(d), there are no settlements, covenants not to sue, consents, judgments, orders or similar obligations which (i) restrict the rights of Borrower or any of its Subsidiaries to use any Intellectual Property relating to Borrower Product Activities (in order to accommodate any Third Party IP or otherwise), or (ii) permit any third parties to use any Company IP. Except as set forth on Schedule 5.10(e), or in the most recent Compliance Certificate delivered in accordance with Section 7.1(d), to the knowledge of Borrower, there is no infringement, violation or misappropriation by any Person of any Company IP.

(f) [Reserved].

(g) Except for restrictions that are unenforceable under Article 9 of the UCC or otherwise permitted under this Agreement with respect to Licenses, Borrower has the right, to the extent required to operate Borrower's business, to freely transfer, license or assign Intellectual Property of Borrower and necessary or material in the operation or conduct of Borrower's business as currently conducted and proposed to be conducted, without condition, restriction or payment of any kind (other than license payments in the ordinary course of business) to any third party, except for customary covenants in inbound license agreements, joint ventures or strategic alliances (to the extent such joint ventures or strategic alliances are Permitted Investments) and equipment leases where Borrower is the licensee or lessee. Borrower owns or has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software that are material to Borrower's business and Borrower Product Activities. Except as disclosed on Schedule 5.10(g) or in the most recent Compliance Certificate delivered in accordance with Section 7.1(d), Borrower is not a party to, nor is it bound by, any Restricted License.

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(h) No material software or other materials used by Borrower or any of its Subsidiaries (or used in any Borrower Products) are subject to an open-source or similar license (including the General Public License, Lesser General Public License, Mozilla Public License, or Affero License) in a manner that would cause such software or other materials to have to be (i) distributed to third parties at no charge or a minimal charge (royalty-free basis), (ii) licensed to third parties to modify, make derivative works based on, decompile, disassemble, or reverse engineer, or (iii) disclosed or distributed in source code form.

5.11 Borrower Products. Except as set forth on Schedule 5.11 (as may be updated in the Compliance Certificate delivered in accordance with Section 7.1(d)) and as provided for in any Registration or application therefor, no Intellectual Property of Borrower or Borrower Product is subject to any actual or, to the knowledge of Borrower, threatened (in writing) litigation, proceeding (including any proceeding in the United States Patent and Trademark Office or any corresponding foreign office or agency) or outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner Borrower’s use, transfer or licensing thereof or that may affect the use thereof. There is no decree, order, judgment, agreement, stipulation, arbitral award or other provision entered into in connection with any litigation or proceeding that obligates Borrower to grant licenses or ownership interest in any future Intellectual Property related to the operation or conduct of the business of Borrower or Borrower Products. To Borrower’s knowledge, neither Borrower’s use of its Intellectual Property nor the production and sale of Borrower Products infringes the Intellectual Property or other rights of others.

5.12 Financial Accounts. Exhibit D, as may be updated by Borrower in a written notice provided to Agent after the Closing Date (including in any Compliance Certificate delivered in accordance with Section 7.1(d)), is a true, correct and complete list of (a) all banks and other financial institutions at which Borrower or any Subsidiary maintains Deposit Accounts and (b) all institutions at which Borrower or any Subsidiary maintains an account holding Investment Property, and such exhibit correctly identifies the name, address and telephone number of each bank or other institution, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. Neither Borrower nor any Subsidiary owns or holds any Digital Assets.

5.13 Employee Loans. Except for loans constituting Permitted Investments or as described on Schedule 5.13, Borrower has no outstanding loans to any employee, officer or director of Borrower nor has Borrower guaranteed the payment of any loan made to an employee, officer or director of Borrower by a third party.

5.14 Capitalization and Subsidiaries. Borrower does not own any stock, partnership interest or other securities of any Person, except for Permitted Investments. Attached as Schedule 5.14, as may be updated by Borrower in a written notice provided after the Closing Date, is a true, correct and complete list of each Subsidiary.

5.15 Solvency. The fair salable value of Borrower’s consolidated assets (including goodwill minus disposition costs) exceeds the fair value of Borrower’s liabilities; Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower and each of its Subsidiaries are able to pay their debts (including trade debts) as they mature. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

SECTION 6. INSURANCE; INDEMNIFICATION

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6.1 Coverage. Borrower shall cause to be carried and maintained commercial general liability insurance covering Borrower and its Subsidiaries, on an occurrence form, against risks and in such amounts customarily insured against in Borrower’s line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found in Section 6.3. Borrower must maintain a minimum of [* * *] Dollars ($[* * *]) of commercial general liability insurance for each occurrence. Borrower maintains and shall continue to maintain a minimum of [* * *] Dollars ($[* * *]) of directors’ and officers’ insurance for each occurrence and [* * *] Dollars ($[* * *]) in the aggregate. So long as there are any Secured Obligations outstanding (other than inchoate indemnity obligations which, by their terms, survive termination of this Agreement), Borrower shall also cause to be carried and maintained insurance upon the business and assets of Borrower and its Subsidiaries, insuring against all risks of physical loss or damage howsoever caused, in an amount not less than the full replacement cost of the Collateral, provided that such insurance may be subject to standard exceptions and deductibles. If Borrower fails to obtain the insurance called for by this Section 6.1 or fails to pay any premium thereon or fails to pay any other amount which Borrower is obligated to pay under this Agreement or any other Loan Document or which may be required to preserve the Collateral, Agent may obtain such insurance or make such payment, and all amounts so paid by Agent are immediately due and payable, bearing interest at the then highest rate applicable to the Secured Obligations, and secured by the Collateral. Agent will make reasonable efforts to provide Borrower with notice of Agent obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Agent are deemed an agreement to make similar payments in the future or Agent’s waiver of any Event of Default.

6.2 Certificates. Borrower shall deliver to Agent certificates of insurance that evidence Borrower’s compliance with its insurance obligations in Section 6.1 and the obligations contained in this Section 6.2. Borrower’s insurance certificate shall reflect Agent (shown as “Hercules Capital, Inc., as Agent, and its successors and/or assigns”) is an additional insured for commercial general liability, a lender’s loss payable for all risk property damage insurance, subject to the insurer’s approval, and a lender’s loss payable for property insurance, an additional insured for liability insurance for any future insurance that Borrower may acquire from such insurer and any other designations as requested by Agent with respect to any other insurance policies (including cybersecurity policies) of Borrower. Attached to the certificates of insurance will be additional insured endorsements for liability, lender’s loss payable endorsements for all risk property damage insurance and any other endorsements as reasonably requested by Agent with respect to any other insurance policies (including cybersecurity policies) of Borrower. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Agent of cancellation (other than cancellation for non-payment of premiums, for which ten (10) days’ advance written notice shall be sufficient) or any other change adverse to Agent’s interests. Any failure of Agent to scrutinize such insurance certificates for compliance is not a waiver of any of Agent’s rights, all of which are reserved. Borrower shall provide Agent with copies of each insurance policy, and upon entering into or amending any insurance policy required hereunder. Upon Agent’s reasonable request, Borrower shall provide Agent with copies of such policies and shall promptly deliver to Agent updated insurance certificates with respect to such policies.

6.3 Indemnity. Borrower agrees to indemnify and hold Agent, Lenders and each of their respective officers, directors, employees, agents, in-house attorneys, representatives and shareholders (each, an “Indemnified Person”) harmless from and against any and all third-party claims, documented out-of-pocket costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable and documented out-of-pocket attorneys’ fees and disbursements and other

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costs of investigation or defense (including those incurred upon any appeal) (collectively, “Liabilities”), that may be instituted or asserted against or incurred by such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases Liabilities to the extent such Liabilities arise solely out of gross negligence or willful misconduct of any Indemnified Person or changes in income tax rates. This Section 6.3 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. In no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). This Section 6.3 shall survive the repayment of indebtedness under, and otherwise shall survive the expiration or other termination of, this Agreement, in each case, subject to the applicable statute of limitations.

SECTION 7. COVENANTS OF BORROWER

Borrower agrees as follows:

7.1 Financial Reports. Borrower shall furnish to Agent the financial statements and reports listed hereinafter (the “Financial Statements”):

(a) (i) until Borrower has achieved the Approval Milestone, as soon as practicable (and in any event within ten (10) days) after the end of each month, a summary of the account balances of each of Borrower’s Deposit Accounts and accounts holding Investment Property as of the last day of the month, delivered by email to [* * *] and [* * *] at [* * *] and [* * *] or to such successor Person(s) as Agent may designate in writing from time to time and (ii) from and after the date Borrower has achieved the Approval Milestone, as soon as practicable (and in any event within thirty (30) days) after the end of each month, unaudited interim and year-to-date financial statements as of the end of such month (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, all certified by a duly authorized officer of Borrower to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, (ii) that they are subject to normal year-end adjustments, and (iii) they do not contain certain non-cash items that are customarily included in quarterly and annual financial statements;

(b) as soon as practicable (and in any event within forty-five (45) days) after the end of each of the first three fiscal quarters of each fiscal year, unaudited interim and year-to-date financial statements as of the end of such calendar quarter (prepared on a consolidated and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows accompanied by a report detailing any material contingencies (including the commencement of any material litigation by or against Borrower) or any other occurrence that could reasonably be expected to have a Material Adverse Effect, certified by a duly authorized officer of Borrower to the effect that they have been prepared in accordance with GAAP, except (i) for the absence of footnotes, and (ii) that they are subject to normal year-end adjustments;

(c) as soon as practicable (and in any event within ninety (90) days after the end of each fiscal year, audited financial statements as of the end of such year (prepared on a consolidated

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and consolidating basis, if applicable), including balance sheet and related statements of income and cash flows, and setting forth in comparative form the corresponding figures for the preceding fiscal year, certified without qualification [* * *] by a firm of independent certified public accountants selected by Borrower and reasonably acceptable to Agent, accompanied by any management report from such accountants;

(d) as soon as practicable (and in any event within thirty (30) days) after the end of each month, a Compliance Certificate;

(e) as soon as practicable (and in any event within thirty (30) days) after the end of each month, a report showing agings of accounts receivable and accounts payable;

(f) promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements, information or reports that Company has made available to holders of its common stock or preferred stock and copies of any regular, periodic and special reports or registration statements that Company files with the Securities and Exchange Commission or any Governmental Authority that may be substituted therefor, or any national securities exchange;

(g) copies of any material Governmental Approvals obtained by Borrower or any of its Subsidiaries;

(h) [reserved];

(i) financial and business projections, including the Board Approved Forecast, promptly following their approval by Company’s Board of Directors, and in any event, within thirty (30) days prior to the end of Borrower’s fiscal year, as well as budgets, operating plans and other financial information reasonably requested by Agent;

(j) [reserved];

(k) insurance renewal statements, annually or otherwise promptly upon renewal of insurance policies required to be maintained in accordance with Section 6.1;

(l) prompt notice of any legal process that is reasonably likely to result in damages, expenses or liabilities in excess of [* * *] Dollars ($[* * *]); and

(m) prompt (but in any event no more than two (2) Business Days’) notice if Borrower or any Subsidiary has knowledge that Borrower, or any Subsidiary or controlled Affiliate of Borrower, is listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering.

Borrower shall not (without the consent of the Agent) make any change in its (a) accounting policies or reporting practices (other than to the extent required or otherwise contemplated by GAAP or other applicable regulatory requirements), or (b) fiscal years or fiscal quarters. The fiscal year of Borrower shall end on December 31.

The executed Compliance Certificate and all Financial Statements required to be delivered hereunder shall be sent per instructions (i) specified on Addendum 2 or (ii) otherwise provided by Agent to Borrower via a written notice from time to time.

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7.2 Management Rights. Borrower shall permit any representative that Agent or Lenders authorizes, including its attorneys and accountants, to inspect the Collateral and examine and make copies and abstracts of the books of account and records of Borrower at reasonable times and upon reasonable notice during normal business hours; provided, however, that so long as no Event of Default has occurred and is continuing, such examinations shall be limited to no more often than twice per fiscal year. In addition, in connection with such inspections, any such representative shall have the right to meet with management and officers of Borrower to discuss such books of account and records at reasonable times and upon reasonable notice. In addition, Agent or Lenders shall be entitled at reasonable times and intervals to consult with and advise the management and officers of Borrower concerning significant business issues affecting Borrower. Such consultations shall not unreasonably interfere with Borrower’s business operations. The parties intend that the rights granted to Agent and Lenders shall constitute “management rights” within the meaning of 29 C.F.R. Section 2510.3-101(d)(3)(ii), but that any advice, recommendations or participation by Agent or Lenders with respect to any business issues shall not be deemed to give Agent or Lenders, nor be deemed an exercise by Agent or Lenders of, control over Borrower’s management or policies.

7.3 Further Assurances. Borrower shall, and shall cause each other Loan Party to, from time to time execute, deliver and file, alone or with Agent, any financing statements, security agreements, collateral assignments, notices, control agreements, promissory notes or other documents to perfect, give the highest priority to Agent’s Lien on the Collateral, subject to Permitted Priority Liens, or otherwise evidence Agent’s rights herein, in each case as reasonably requested by Agent. Borrower shall from time to time procure any instruments or documents as may be reasonably requested by Agent, and take all further action that may be necessary, or that Agent may reasonably request, to perfect and protect the Liens granted hereby or pursuant to applicable Loan Documents. In addition, and for such purposes only, Borrower hereby authorizes Agent to execute and deliver on behalf of Borrower and to file such financing statements (including an indication that the financing statement covers “all assets or all personal property” of Borrower in accordance with Section 9-504 of the UCC), collateral assignments, notices, control agreements, security agreements and other documents without the signature of Borrower either in Agent’s name or in the name of Agent as agent and attorney-in-fact for Borrower, in each case, solely to the extent actually related to the Collateral and otherwise in accordance with the applicable provisions of this Agreement or the other Loan Documents. Borrower shall protect and defend Borrower’s title to the Collateral and Agent’s Lien thereon against all Persons claiming any interest adverse to Borrower or Agent other than Permitted Liens.

7.4 Indebtedness. Borrower shall not create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness, or prepay any Indebtedness for borrowed money or take any actions which impose on Borrower an obligation to prepay any Indebtedness for borrowed money, except for (a) the conversion of Indebtedness into equity securities and the payment of cash in lieu of fractional shares in connection with such conversion, (b) purchase money Indebtedness pursuant to its then applicable payment schedule, (c) prepayment by any Subsidiary of (i) inter-company Indebtedness owed by such Subsidiary to any Borrower, or (ii) if such Subsidiary is not a Borrower, intercompany Indebtedness owed by such Subsidiary to another Subsidiary that is not a Borrower, (d) payments made on Subordinated Indebtedness to the extent permitted under the relevant subordination agreement, (e) Indebtedness permitted by clauses (i), (ii), (iii), (iv), (vii), (viii), (xii), (xiv), (xvi), (xvii) and, to the extent related to any of the foregoing and not in excess of the related primary obligation, (xiii) of the defined term “Permitted Indebtedness”, or (f) as otherwise permitted hereunder or approved in writing by Agent.

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Notwithstanding anything to the contrary in the foregoing, the issuance of, performance of obligations under (including any payments of interest), and conversion, exercise, repurchase, redemption (including, for the avoidance of doubt, a required repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of Common Stock), settlement or early termination or cancellation of (whether in whole or in part and including by netting or set-off) (in each case, whether in cash, Common Stock or, following a merger event or other change of the Common Stock, other securities or property), or the satisfaction of any condition that would permit or require any of the foregoing, any Permitted Convertible Debt shall not constitute a prepayment of Indebtedness by the Company for the purposes of this Section 7.4 provided that principal payments in cash (other than cash in lieu of fractional shares) shall be allowed with respect to any repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of Common Stock only if the Redemption Conditions are satisfied in respect of such redemption and at all times after such redemption.

Notwithstanding the foregoing, the Company may repurchase, exchange or induce the conversion of Permitted Convertible Debt by delivery of shares of Common Stock and/or a different series of Permitted Convertible Debt and/or by payment of cash (in an amount that does not exceed the proceeds received by the Company from the substantially concurrent issuance of shares of Common Stock and/or such different series of Permitted Convertible Debt minus the net cost of any Permitted Bond Hedge Transaction and related Permitted Warrant Transaction entered into in connection therewith plus the net cash proceeds, if any, received by the Company pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, for the avoidance of doubt, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Debt that are so repurchased, exchanged or converted, the Company may exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Debt that are so repurchased, exchanged or converted.

7.5 Collateral. Borrower shall at all times (a) keep the Collateral and all other property and assets used in Borrower’s business or in which Borrower now or hereafter holds any interest free and clear from any Liens whatsoever (except for Permitted Liens), and (b) shall give Agent prompt written notice of any legal process that is reasonably likely to result in damages, expenses or liabilities in excess of [* * *] Dollars ($[* * *]) affecting the Collateral, such other property and assets, or any Liens thereon, provided however, that the Collateral and such other property or assets may be subject to Permitted Liens. Borrower shall not agree with any Person other than Agent or Lenders not to encumber its property other than in connection with Permitted Liens. Borrower shall not enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Borrower to create, incur, assume or suffer to exist any Lien upon any of its property (including Intellectual Property), whether now owned or hereafter acquired, to secure its obligations under the Loan Documents to which it is a party other than (i) this Agreement and the other Loan Documents, (ii) any agreements governing any purchase money Liens or capital lease obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (iii) customary restrictions on the assignment of leases, licenses and other agreements, and (iv) customary anti-assignment provisions in contracts permitted under this Agreement and entered into in the ordinary course of business. Borrower shall cause its Subsidiaries to protect and defend such Subsidiary’s title to its assets from and against all Persons claiming any interest adverse to such Subsidiary, and Borrower shall cause its Subsidiaries at all

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times to keep such Subsidiary’s property and assets free and clear from any Liens whatsoever (except for Permitted Liens), and shall give Agent prompt written notice of any legal process that is reasonably likely to result in damages, expenses or liabilities in excess of [* * *] Dollars ($[* * *]) affecting such Subsidiary’s assets.

7.6 Investments. Borrower shall not directly or indirectly acquire or own, or make any Investment in or to any Person, or permit any of its Subsidiaries to do so, other than Permitted Investments. Neither Borrower nor any Subsidiary shall directly or indirectly acquire or own, nor make any Investment in Digital Assets, nor permit any Subsidiary so to do.

Notwithstanding the foregoing, and for the avoidance of doubt, this Section 7.6 shall not prohibit (i) the conversion or exchange by holders of (including any cash payment upon conversion or exchange), or required payment of any principal or premium on (including, for the avoidance of doubt, in respect of a required repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of Common Stock) or required payment of any interest with respect to, any Permitted Convertible Debt in each case, in accordance with the terms of the indenture governing such Permitted Convertible Debt provided that principal payments in cash (other than cash in lieu of fractional shares) shall be allowed with respect to any repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of Common Stock only if the Redemption Conditions are satisfied in respect of such redemption and at all times after such redemption, (ii) the entry into (including the payment of premiums in connection therewith) or any required payment with respect to, or required early unwind or settlement of (including by netting or set-off), any Permitted Bond Hedge Transaction or Permitted Warrant Transaction, in each case, in accordance with the terms of the agreement governing such Permitted Bond Hedge Transaction or Permitted Warrant Transaction, or (iii) the withholding of shares of Common Stock upon the vesting of performance stock units and restricted stock units issued to the Borrower’s employees under the Borrower’s equity incentive plan upon vesting of such stock units.

Notwithstanding the foregoing, the Company may repurchase, exchange or induce the conversion of Permitted Convertible Debt by delivery of shares of Common Stock and/or a different series of Permitted Convertible Debt and/or by payment of cash (in an amount that does not exceed the proceeds received by the Company from the substantially concurrent issuance of shares of Common Stock and/or such different series of Permitted Convertible Debt, minus the net cost of any Permitted Bond Hedge Transaction and related Permitted Warrant Transaction entered into in connection therewith, plus the net cash proceeds, if any, received by the Company pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, for the avoidance of doubt, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Debt that are so repurchased, exchanged or converted, the Company may exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Debt that are so repurchased, exchanged or converted.

7.7 Distributions. Borrower shall not, and shall not allow any Subsidiary to, (a) repurchase or redeem any class of stock or other Equity Interest other than pursuant to employee, director or consultant repurchase plans or other similar agreements, provided, however, in each case the repurchase or redemption price does not exceed the original consideration paid for such stock or Equity Interest, or (b) declare or pay any cash dividend or make any other cash distribution on any

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class of stock or other Equity Interest, except that (i) a Subsidiary may pay dividends or make other distributions to Borrower or any Subsidiary of Borrower, (ii) Borrower or any Subsidiary may pay non-Cash dividends or make other non-Cash distributions on, or may repurchase or redeem stock or Equity Interests, in each case for Qualified Equity Interests of such Person or any parent entity, (iii) Borrower may make payments in cash for fractional shares/unit upon conversion or in connection with the exercise or conversion of warrants or other securities in an amount not to exceed [* * *] Dollars ($[* * *]) in the aggregate, (iv) to the extent constituting a distribution, Borrower may make any Permitted Investment, or (v) pursuant to employee director or consultant repurchases plans, Organizational Document, equity incentive plans, rights of first refusal and co-sale agreements, acquisition stock agreement, restricted stock agreements, or other similar agreements in an amount not to exceed [* * *] Dollars ($[* * *]) in the aggregate, or (c) except for Permitted Investments, lend money to any employees, officers or directors or guarantee the payment of any such loans granted by a third party in excess of [* * *] Dollars ($[* * *]) in the aggregate, or (d) convert any of its convertible securities other than pursuant to the terms of such convertible securities, provided that such conversion does not result in a Change in Control, or (e) waive, release or forgive any Indebtedness owed by any employees, officers or directors in excess of [* * *] Dollars ($[* * *]) in the aggregate.

Notwithstanding the foregoing, the Company may repurchase, exchange or induce the conversion of Permitted Convertible Debt by delivery of shares of Common Stock and/or a different series of Permitted Convertible Debt and/or by payment of cash (in an amount that does not exceed the proceeds received by the Company from the substantially concurrent issuance of shares of Common Stock and/or such different series of Permitted Convertible Debt minus the net cost of any Permitted Bond Hedge Transaction and related Permitted Warrant Transaction entered into in connection therewith plus the net cash proceeds, if any, received by the Company pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, for the avoidance of doubt, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Debt that are so repurchased, exchanged or converted, the Company may exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Debt that are so repurchased, exchanged or converted.

For the avoidance of doubt, this Section 7.7(a) shall not prohibit any payments or delivery obligations in respect of any Permitted Convertible Debt, Permitted Bond Hedge Transaction or Permitted Warrant Transaction.

7.8 Transfers. Except for Permitted Transfers, Borrower shall not, and shall not permit any Subsidiary to, voluntarily or involuntarily transfer, sell, lease, license, lend or in any other manner convey (“Transfer”) any equitable, beneficial or legal interest in any material portion of its assets (including, without limitation, pursuant to a Division).

7.9 Mergers and Consolidations. Borrower shall not, nor will it permit any Subsidiary to, merge, dissolve, liquidate, consolidate with or into another Person, or dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (other than the following: (a) mergers or consolidations of (i) a Subsidiary which is not a Borrower into another Subsidiary or into Borrower, or (ii) a Borrower into another Borrower, (b) Permitted Investments and Permitted Transfers, in each case, subject to compliance with Section 7.13, or (c) the dissolution, liquidation or disposition of (i)

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any Borrower provided that all of its assets and business are transferred to another Borrower (ii) any Guarantor provided that all of its assets and business are transferred to another Loan Party).

7.10 Taxes. Borrower shall, and shall cause each of its Subsidiaries to, pay when due all material Taxes of any nature whatsoever now or hereafter imposed or assessed against Borrower or such Subsidiary or the Collateral or upon Borrower’s (or such Subsidiary’s) ownership, possession, use, operation or disposition thereof or upon Borrower’s (or such Subsidiary’s) rents, receipts or earnings arising therefrom. Borrower shall, and shall cause each of its Subsidiaries to, accurately file on or before the due date therefor (taking into account proper extensions) all federal and state income Tax returns and other material Tax returns required to be filed. Notwithstanding the foregoing, Borrower and its Subsidiaries may contest, in good faith and by appropriate proceedings diligently conducted, Taxes for which Borrower and its Subsidiaries maintain adequate reserves in accordance with GAAP.

7.11 Corporate Changes.

(a) Neither Borrower nor any Subsidiary shall change its corporate name, legal form or jurisdiction of formation without twenty (20) days’ prior written notice to Agent (or such shorter period as agreed by Agent in its sole discretion).

(b) Neither Borrower nor any Subsidiary shall suffer a Change in Control.

(c) Neither Borrower nor any Subsidiary shall relocate its chief executive office or its principal place of business unless: (i) it has provided prior written notice to Agent; and (ii) such relocation shall be within the continental United States of America.

(d) If Borrower intends to add any new offices or business locations, including warehouses, containing any portion of Borrower’s assets or property (other than in-transit inventory and mobile equipment) valued, individually or in the aggregate, in excess of [* * *] Dollars ($[* * *]), then Borrower will use commercially reasonable efforts to cause the landlord of any such new offices or business locations, including warehouses, to execute and deliver a landlord consent in form and substance reasonably satisfactory to Agent.

(e) If Borrower intends to deliver any portion of Borrower’s assets or property (other than in-transit inventory and mobile equipment) valued, individually or in the aggregate, in excess of [* * *] Dollars ($[* * *]) to a bailee, and Agent and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will use commercially reasonable efforts to cause such bailee to execute and deliver a bailee agreement in form and substance reasonably satisfactory to Agent.

(f) The Borrower will not, and will not permit any Subsidiary to, engage to any material extent in any business other than those businesses conducted by the Borrower and its Subsidiaries on the date hereof or any business reasonably related or incidental thereto or representing a reasonable expansion thereof.

(g) Without the prior written consent of Agent, the Borrower will not make, or agree to make, any modification, amendment or waiver of any of the terms or provisions of Borrower’s Organizational Documents that is materially adverse to Agent or any of the Lenders.

7.12 Deposit Accounts. No Loan Party shall maintain any Deposit Accounts, any accounts or sub-accounts in connection with an insured cash sweep program, or accounts holding

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Investment Property, except with respect to which Agent has an Account Control Agreement on terms and conditions satisfactory to Agent in its reasonable discretion, provided that no Account Control Agreement shall be required for any Excluded Account. No Loan Party shall own or hold any Digital Assets.

7.13 Joinder of Subsidiaries. Borrower shall notify Agent of each Subsidiary formed or acquired subsequent to the Closing Date (including any new Subsidiary formed by Division) and, within thirty (30) days of such formation or acquisition (or such longer period of time as agreed to by Agent in writing (which may be by email) in its sole discretion), shall cause any such Subsidiary to execute and deliver to Agent a Joinder Agreement and such other documents and instruments as shall be requested by Agent to effectuate the transactions contemplated by such Joinder Agreement (in each case in form and substance acceptable to Agent), or, if requested by Agent, a Guaranty and appropriate collateral security documents to secure the obligations pursuant to such Guaranty (in each case in form and substance acceptable to Agent); it being agreed that if such new Subsidiary is formed by a Division, the foregoing requirements shall be satisfied substantially concurrently with the formation of such Subsidiary.

7.14 Regulatory and Product Notices. Borrower shall promptly (but in any event within [* * *]) after the receipt or occurrence thereof notify Agent of the following (provided, that it shall be deemed notice to Agent if the Company has made a filing with the SEC disclosing such events):

(a) any written notice that the FDA (or international equivalent) is limiting, suspending or revoking any material Registration (including, but not limited to, by the issuance of a clinical hold);

(b) any written notice that Borrower or its Subsidiaries has become subject to any material regulatory enforcement action,

(c) the exclusion or debarment from any governmental healthcare program or debarment or disqualification by FDA (or international equivalent) of Borrower or its Subsidiaries or its or their authorized officers;

(d) any written notice that a Borrower or any Subsidiary, or any of their licensees or sublicensees (including licensees or sublicensees under any Material Agreement), is being investigated or is the subject of any allegation of potential or actual violations of any FDA Laws; or

(e) any written notice that any material quantity of any product of Borrower or its Subsidiaries has been seized, withdrawn, recalled, detained, or subject to a suspension of manufacturing, or the commencement of any proceedings in the United States or any other jurisdiction seeking the withdrawal, recall, suspension, import detention, or seizure of any material quantity of any Borrower Product are pending or threatened in writing against Borrower or its Subsidiaries.

7.15 Notification of Event of Default. Borrower shall notify Agent immediately of the occurrence of any Event of Default.

7.16 SBA. One or more affiliates of Agent have received a license from the U.S. Small Business Administration (“SBA”) to extend loans as a small business investment company (“SBIC”) pursuant to the Small Business Investment Act of 1958, as amended, and the associated regulations,

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as amended (collectively, the “SBIC Act”). Portions of the Loan to Borrower may be made by a Lender that is a SBIC. Addendum 3 to this Agreement outlines various responsibilities of Agent, each Lender and Borrower associated with a loan made by a SBIC, and such Addendum 3 is hereby incorporated in this Agreement. Borrower shall immediately notify Agent of any failure to comply with its obligations under Addendum 3 upon acquiring knowledge thereof.

7.17 Use of Proceeds. Borrower agrees that the proceeds of the Loans shall be used solely to pay related fees and expenses in connection with this Agreement and for working capital and general corporate purposes. The proceeds of the Loans will not be used in violation of Anti-Corruption Laws or applicable Sanctions.

7.18 [Reserved.]

7.19 Material Agreements. Borrower shall (a) not, without the consent of Agent (not to be unreasonably withheld, conditioned or delayed), amend the Material License in a manner that, taken as a whole, is reasonably likely to have a materially adverse impact on Agent or Lenders, and (b) give prompt written notice to Agent of entering into a Material Agreement or materially amending or taking actions resulting in the termination of a Material Agreement, including delivery of an updated Schedule 5.10(c), if applicable.

7.20 Compliance with Laws.

(a) Borrower (i) shall maintain, and shall cause its Subsidiaries to maintain, compliance in all material respects with all applicable laws, rules or regulations (including any law, rule or regulation with respect to the making or brokering of loans or financial accommodations), and (ii) shall, or cause its Subsidiaries to, obtain and maintain all required governmental authorizations, approvals, licenses, franchises, permits or registrations reasonably necessary in connection with the conduct of Borrower’s business. Borrower shall not become an “investment company,” a company that would be an “investment company” except for the exclusion from the definition of “investment company” in Section 3(c) of the 1940 Act, or a company controlled by an “investment company” under the 1940 Act, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation X, T and U of the Federal Reserve Board of Governors).

(b) Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries permit any controlled Affiliate to, directly or indirectly, knowingly enter into any documents, instruments, agreements or contracts with any Person listed on the OFAC Lists. Neither Borrower nor any of its Subsidiaries shall, nor shall Borrower or any of its Subsidiaries, permit any controlled Affiliate to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 or any similar executive order or other Anti‑Terrorism Law, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti‑Terrorism Law.

(c) Borrower has implemented and shall maintain in effect policies and procedures designed to ensure compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of Borrower its

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directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.

(d) None of Borrower, any of its Subsidiaries or any of their respective directors, officers or employees, or to the knowledge of Borrower, any agent for Borrower or its Subsidiaries that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate Anti-Corruption Laws or applicable Sanctions.

7.21 Financial Covenants.

(a) Minimum Cash.

(i) If the Initial Minimum Cash Test Date has occurred, Borrower shall thereafter at all times maintain Qualified Cash in an amount greater than or equal to (x) the aggregate outstanding Secured Obligations, multiplied by (y) the Applicable Minimum Cash Percentage. Notwithstanding the foregoing, this Section 7.21(a) shall not be required to be complied with on any day on which Company’s Market Capitalization for such day is greater than or equal to (x) the aggregate outstanding Secured Obligations, multiplied by (y) seven (7).

(ii) If Borrower makes a redemption other than non-cash redemption or any other cash payment in respect of Permitted Convertible Debt (except for the payment of cash in lieu of fractional shares and/or for accrued and unpaid interest), subject to satisfaction of the Redemption Conditions, Borrower shall, at all times thereafter, maintain Qualified Cash in the amount required by the defined term “Redemption Conditions.”

(b) Performance Covenant. If the Initial Performance Covenant Test Date has occurred, Borrower shall thereafter satisfy at least one of (i) Performance Covenant A or Performance Covenant B, tested at all times, or (ii) Performance Covenant C, tested as of the last date of the most recent calendar month for which financial statements and a Compliance Certificate have been (or were required to be) delivered under Section 7.1(a) and Section 7.1(d), respectively. Notwithstanding the foregoing, if the financial statements required by Section 7.1(a) and the related Compliance Certificate required by Section 7.1(d) are not delivered by the applicable due dates for any month, Borrower shall be deemed not to have satisfied Performance Covenant A or Performance Covenant B for such period.

7.22 Intellectual Property. Each Borrower shall (i) protect, defend and maintain the validity and enforceability of its Current Company IP; (ii) promptly advise Agent in writing of (A) material infringements of its Intellectual Property, and (B) any material claim (in writing) against Borrower or any of its Subsidiaries alleging that Borrower Product Activities infringes, violates or misappropriates the Intellectual Property of any third party; (iii) not allow any Current Company IP to be abandoned, forfeited or dedicated to the public without Agent’s written consent; and (iv) at all times conduct its business without infringement or claim of infringement of any Intellectual Property rights of others that could reasonably be expected to have a Material Adverse Effect. If a Borrower (a) obtains any Patent, registered Trademark, registered Copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (b) applies for any Patent or the registration of any Trademark, then such Borrower shall provide written notice thereof to Agent with the delivery of the then-next Compliance Certificate delivered pursuant to Section 7.1(d) and shall execute such intellectual property security agreements and other documents and take such other actions as Agent may request in its good faith business judgment to perfect and

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maintain a first priority (subject to Permitted Priority Liens) perfected security interest in favor of Agent in such property. If a Borrower decides to register any Copyrights or mask works in the United States Copyright Office, such Borrower shall: (x) provide Agent with at least fifteen (15) days prior written notice of such Borrower’s intent to register such Copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as Agent may request in its good faith business judgment to perfect and maintain a first priority (subject to Permitted Priority Liens) perfected security interest in favor of Agent in the Copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the Copyright or mask work application(s) with the United States Copyright Office. Borrower shall provide written notice to Agent of entering or becoming bound by any Restricted License (other than off-the-shelf software that is commercially available to the public) in the then-next Compliance Certificate delivered in accordance with Section 7.1(d).

7.23 Transactions with Affiliates. Except as otherwise described on Schedule 7.23, Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction of any kind with any Affiliate of Borrower or such Subsidiary except: (a) transactions on terms that are no less favorable to Borrower or such Subsidiary, as the case may be, than those that might be obtained in an arm’s length transaction from a Person who is not an Affiliate of Borrower or such Subsidiary, (b) the incurrence of Subordinated Indebtedness and the issuance of Equity Interests of the Borrower to its existing investors that does not result in Change in Control, (c) any compensation, director indemnification or similar arrangements in the ordinary course of business of Borrower and as approved by Borrower’s Board of Directors, or (d) any intercompany arrangements entered into in the ordinary course of business and not prohibited hereunder.

7.24 Post-Closing Obligations. Borrower shall take each of the actions described on Schedule 7.24, in each case, in the manner and by the dates set forth thereon.

SECTION 8. RIGHT TO invest

8.1 Lenders or their assignee or nominee shall, for so long as such applicable Lender shall constitute a “Lender” under this Agreement, have the right, in its discretion, to participate in any Subsequent Financing in an aggregate amount of up to the RTI Amount among all Lenders on the same terms, conditions and pricing afforded to others participating in any such Subsequent Financing. This Section 8.1, and all rights and obligations provided for hereunder, shall terminate upon the earliest to occur of (a) termination of this Agreement and (b) such time that the Lenders or their permitted assignees or nominees, have purchased Borrower’s Equity Interests in an aggregate amount of at least the RTI Amount in Subsequent Financings.

SECTION 9. EVENTS OF DEFAULT

The occurrence of any one or more of the following events shall be an “Event of Default”:

9.1 Payments. A Loan Party fails to (a) pay principal or interest on any Loan on its due date or (b) make any other payment when due on account of any other Secured Obligation within [* * *] after the applicable due date; provided, however, that in each case an Event of Default shall not occur on account of a failure to pay due solely to an administrative or operational error of Agent or Lenders or Borrower’s bank if Borrower had the funds to make the payment when due and makes the payment within [* * *] following Borrower’s knowledge of such failure to pay; or

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9.2 Covenants. A Loan Party breaches or defaults in the performance of any covenant or Secured Obligation under this Agreement, or any of the other Loan Documents, and (a) with respect to a Default under any covenant under this Agreement (other than under Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.15, 7.16, 7.17, 7.19, 7.21, 7.22 and 7.24), any other Loan Document, such default continues for more than [* * *] after the earlier of the date on which (i) Agent or Lenders has given notice of such default to Borrower and (ii) Borrower has actual knowledge of such default or (b) with respect to a Default under any of Sections 6, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.15, 7.16, 7.17, 7.19, 7.21, 7.22 and 7.24, the occurrence of such Default; or

9.3 Material Adverse Effect. A circumstance has occurred that could reasonably be expected to have a Material Adverse Effect; provided that, solely for purposes of this Section 9.3, the failure to achieve the Approval Milestone shall not in and of itself constitute a Material Adverse Effect under this Section 9.3; or

9.4 Representations. Any representation or warranty made by any Loan Party in any Loan Document shall have been false or misleading in any material respect when made or when deemed made; or

9.5 Insolvency. (a) A Loan Party or any of its Subsidiaries fails to be solvent as described under Section 5.15 hereof; (b) a Loan Party or any of its Subsidiaries begins an Insolvency Proceeding; or (c) an Insolvency Proceeding is begun against a Loan Party or any of its Subsidiaries and is not dismissed or stayed within thirty (30) days (but no Advances shall be made while any of the conditions described in clause (a) exist or until any Insolvency Proceeding is dismissed); or

9.6 Judgments; Penalties. One or more fines, penalties or final judgments, orders or decrees for the payment of money in an amount, individually or in the aggregate, of at least [* * *] Dollars ($[* * *]) (not covered by independent third-party insurance as to which liability has been accepted by such insurance carrier) shall be rendered against any Loan Party or any of its Subsidiaries by any Governmental Authority, and the same are not, within thirty (30) days after the entry, assessment or issuance thereof, discharged, or after execution thereof, or stayed pending appeal, or such judgments are not discharged prior to the expiration of any such stay (provided that no Advances shall be made prior to the discharge, or stay of such fine, penalty, judgment, order or decree); or

9.7 Attachment; Levy; Restraint on Business.

(a) (i) The service of process seeking to attach, by trustee or similar process, any funds of any Loan Party or any of its Subsidiaries in excess of [* * *] Dollars ($[* * *]), or (ii) a notice of lien or levy is filed against any of any Loan Party’s or any of its Subsidiaries’ assets by any Governmental Authority, and the same under subclauses (i) and (ii) hereof are not, within thirty (30) days after the occurrence thereof, discharged or stayed (whether through the posting of a bond or otherwise); provided, however, no Advances shall be made during any thirty (30) day cure period; or

(b) (i) any material portion of any Loan Party’s or any of its Subsidiaries’ assets is attached, seized, levied on, or comes into possession of a trustee or receiver, or (ii) any court order enjoins, restrains, or prevents any Loan Party from conducting all or any material part of its business; or

9.8 Other Obligations.

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(a) The occurrence of any default under (i) any agreement or obligation of a Loan Party involving any Indebtedness in excess of [* * *] Dollars ($[* * *]) or (ii) any Material Agreement (other than the Material License);

(b) Any early payment by the Company is required or unwinding or early termination occurs with respect to any Permitted Bond Hedge Transaction and Permitted Warrant Transaction, or any condition giving rise to the foregoing is met, in each case, with respect to which the Company or any of its Subsidiary has a net cash payment obligation owing to the counterparty thereunder (after giving effect to any netting, set-off or payment received by the Company from such counterparty under the Permitted Bond Hedge Transaction or Permitted Warrant Transaction, as applicable); or

9.9 Governmental Approvals; FDA Action. (a) Any Governmental Approval shall have been revoked, rescinded, suspended, modified in an adverse manner, or not renewed in the ordinary course for a full term and such revocation, rescission, suspension, modification or non-renewal has resulted in or could reasonably be expected to result in a Material Adverse Effect; or (b) (i) the FDA, DOJ or other Governmental Authority initiates a regulatory action or any other enforcement action against Borrower or any of its Subsidiaries or any supplier of Borrower or any of its Subsidiaries that causes Borrower or any of its Subsidiaries to recall, withdraw, remove or discontinue manufacturing, distributing, and/or marketing any of its products, even if such action is based on previously disclosed conduct, and such action could reasonably be expected to result in a Material Adverse Effect; (ii) the FDA or any other comparable Governmental Authority issues a warning letter to Borrower or any of its Subsidiaries with respect to any of its activities or products which could reasonably be expected to result in a Material Adverse Effect; (iii) Borrower or any of its Subsidiaries conducts a mandatory or voluntary recall which could reasonably be expected to result in a Material Adverse Effect; (iv) Borrower or any of its Subsidiaries enters into a settlement agreement with the FDA, DOJ or other Governmental Authority that results in aggregate liability as to any single or related series of transactions, incidents or conditions, of [* * *] Dollars ($[* * *]) or more, or that could reasonably be expected to result in a Material Adverse Effect, even if such settlement agreement is based on previously disclosed conduct; (v) the FDA or any other comparable Governmental Authority revokes any authorization or permission granted under any Registration, or Borrower or any of its Subsidiaries withdraws any Registration, that could reasonably be expected to result in a Material Adverse Effect; (vi) there occurs any adverse event or adverse drug reaction in connection with any Borrower Product which could reasonably be expected to result in a Material Adverse Effect; or (vii) any Borrower Product is determined by the FDA or any other Governmental Authority to be adulterated or misbranded within the meaning of the Federal Food, Drug and Cosmetic Act in any material respect, or any Borrower Product becomes an article prohibited from introduction into interstate commerce under Section 505 of the Federal Food, Drug and Cosmetic Act, in either case where such determination or event could reasonably be expected to have a Material Adverse Effect; or

9.10 Stop Trade. At any time, an SEC stop trade order or NASDAQ market trading suspension of the Common Stock shall be in effect for five (5) consecutive days or five (5) days during a period of ten (10) consecutive days, excluding in all cases a suspension of all trading on a public market, provided that Borrower shall not have been able to cure such trading suspension within thirty (30) days of the notice thereof or list the Common Stock on another public market within sixty (60) days of such notice.

SECTION 10. REMEDIES

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10.1 General. Upon the occurrence and during the continuation of any one or more Events of Default, Agent may, and at the direction of the Required Lenders shall, accelerate and demand payment of all or any part of the outstanding Secured Obligations together with a Prepayment Charge and declare them to be immediately due and payable (provided, that upon the occurrence of an Event of Default of the type described in Section 9.5, all of the Secured Obligations (including, without limitation, the Prepayment Charge and the End of Term Charge) shall automatically be accelerated and made due and payable, in each case without any further notice or act). Borrower hereby irrevocably appoints Agent as its lawful attorney-in-fact to: (a) exercisable following the occurrence and during continuation of an Event of Default, (i) sign Borrower’s name on any invoice or bill of lading for any account or drafts against account debtors; (ii) demand, collect, sue, and give releases to any account debtor for monies due, settle and adjust disputes and claims about the accounts directly with account debtors, and compromise, prosecute, or defend any action, claim, case, or proceeding about any Collateral (including filing a claim or voting a claim in any bankruptcy case in Agent’s or Borrower’s name, as Agent may elect); (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) pay, contest or settle any Lien, charge, encumbrance, security interest, or other claim in or to the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (v) transfer the Collateral into the name of Agent or a third party as the UCC permits; and (vi) receive, open and dispose of mail addressed to Borrower; and (b) regardless of whether an Event of Default has occurred, (i) endorse Borrower’s name on any checks, payment instruments, or other forms of payment or security; and (ii) notify all account debtors to pay Agent directly. Borrower hereby appoints Agent as its lawful attorney-in-fact to sign Borrower’s name on any documents necessary to perfect or continue the perfection of Agent’s security interest in the Collateral regardless of whether an Event of Default has occurred until all Secured Obligations (other than inchoate indemnity obligations which, by their terms survive termination of this Agreement) have been satisfied in full and the Loan Documents have been terminated. Agent’s foregoing appointment as Borrower’s attorney in fact, and all of Agent’s rights and powers, coupled with an interest, are irrevocable until all Secured Obligations (other than inchoate indemnity obligations which, by their terms, survive termination of this Agreement) have been fully repaid and performed and the Loan Documents have been terminated. Agent may, and at the direction of the Required Lenders shall, exercise all rights and remedies with respect to the Collateral under the Loan Documents or otherwise available to it under the UCC and other applicable law, including the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All Agent’s rights and remedies shall be cumulative and not exclusive.

10.2 Collection; Foreclosure. Upon the occurrence and during the continuance of any Event of Default, Agent may, and at the direction of the Required Lenders shall, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Agent may elect. Any such sale may be made either at public or private sale at its place of business or elsewhere. Borrower agrees that any such public or private sale may occur upon ten (10) calendar days’ prior written notice to Borrower. Agent may require Borrower to assemble the Collateral and make it available to Agent at a place designated by Agent that is reasonably convenient to Agent and Borrower. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be applied by Agent in the following order of priorities:

First, to Agent, in an amount equal to the sum of all fees owing to Agent hereunder and under any other Loan Document;

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Second, to Agent and Lenders in an amount sufficient to pay in full Agent’s and Lenders’ reasonable and documented costs and professionals’ and advisors’ fees and expenses as described in Section 11.12;

Third, to Lenders, ratably, in an amount equal to the sum of all accrued interest owing to Lenders on the Term Loan Advances hereunder;

Fourth, to Lenders, ratably, in an amount equal to the sum of the outstanding principal and premium, if any owing to Lenders from Borrower on the Term Loan Advances hereunder;

Fifth, to Lenders and Agent, ratably (in proportion to all remaining Secured Obligations owing to each), in an amount equal to the sum of all other outstanding and unpaid Secured Obligations (including principal, interest, and the default rate interest set forth in Section 2.4, if required under this Agreement), in such order and priority as Agent may choose in its sole discretion; and

Finally, after the full and final payment in Cash of all of the Secured Obligations (other than inchoate obligations which, by their terms, survive termination of this Agreement), to any creditor holding a junior Lien on the Collateral, or to Borrower or its representatives or as a court of competent jurisdiction may direct.

Agent shall be deemed to have acted reasonably in the custody, preservation and disposition of any of the Collateral if it complies with the obligations of a secured party under the UCC.

10.3 No Waiver. Agent shall be under no obligation to marshal any of the Collateral for the benefit of Borrower or any other Person, and Borrower expressly waives all rights, if any, to require Agent to marshal any Collateral.

10.4 Waivers. Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Agent on which Borrower is liable.

10.5 Cumulative Remedies. The rights, powers and remedies of Agent hereunder shall be in addition to all rights, powers and remedies given by statute or rule of law and are cumulative. The exercise of any one or more of the rights, powers and remedies provided herein shall not be construed as a waiver of or election of remedies with respect to any other rights, powers and remedies of Agent.

SECTION 11. MISCELLANEOUS

11.1 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective only to the extent and duration of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

11.2 Notice. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of financial statements) that is required, contemplated, or permitted under the Loan Documents or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by electronic mail or hand delivery or delivery by an overnight express service or overnight mail delivery service;

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or (ii) the third calendar day after deposit in the United States of America mails, with proper first class postage prepaid, in each case addressed to the party to be notified as follows:

(a) If to Agent:

HERCULES CAPITAL, INC.
Legal Department
Attention: Chief Legal Officer; Lake McGuire; Cristy Barnes; Briana Gironda; and Zach Norris
1 North B Street, Suite 2000
San Mateo, CA 94401
email: [* * *]
Telephone: [* * *]

(b) If to Lenders:

HERCULES CAPITAL, INC.
Legal Department
Attention: Chief Legal Officer; Lake McGuire; Cristy Barnes; Briana Gironda; and Zach Norris
1 North B Street, Suite 2000
San Mateo, CA 94401
email: [* * *]
Telephone: [* * *]

(c) If to Borrower:

4D MOLECULAR THERAPEUTICS, INC.
Attention: Kristian Humer, Chief Financial Officer
5858 Horton St. Suite 455
Emeryville, CA 94608
email: [* * *]

or to such other address as each party may designate for itself by like notice.

11.3 Entire Agreement; Amendments.

(a) This Agreement and the other Loan Documents constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof, and supersede and replace in their entirety any prior proposals, term sheets, non-disclosure or confidentiality agreements, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof or thereof (including Agent’s revised proposal letter dated May 1, 2026 and the Non-Disclosure Agreement).

(b) Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.3(b). The Required Lenders and Loan Parties party to the relevant Loan Document may, or, with the written consent of the Required Lenders, Agent and Loan Parties party to the relevant Loan Document may, from time to time, (i) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to

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this Agreement or the other Loan Documents or changing in any manner the rights of Lenders or of Loan Parties hereunder or thereunder or (ii) waive, on such terms and conditions as the Required Lenders or Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (A) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Term Loan Advance, reduce the stated rate of any interest (or fee payable hereunder) or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (B) eliminate or reduce the voting rights of any Lender under this Section 11.3(b) without the written consent of such Lender; (C) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by Loan Parties of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release a Loan Party from its obligations under the Loan Documents, in each case without the written consent of all Lenders; or (D) amend, modify or waive any provision of Section 11.18 or Addendum 4 without the written consent of Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each Lender and shall be binding upon the applicable Loan Parties, Lenders, Agent and all future holders of the Loans.

11.4 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

11.5 No Waiver. The powers conferred upon Agent and Lenders by this Agreement are solely to protect their rights hereunder and under the other Loan Documents and their interest in the Collateral and shall not impose any duty upon Agent or Lenders to exercise any such powers. No omission or delay by Agent or Lenders at any time to enforce any right or remedy reserved to them, or to require performance of any of the terms, covenants or provisions hereof by Borrower at any time designated, shall be a waiver of any such right or remedy to which Agent or Lenders are entitled, nor shall it in any way affect the right of Agent or Lenders to enforce such provisions thereafter.

11.6 Survival. All agreements, representations and warranties contained in this Agreement and the other Loan Documents or in any document delivered pursuant hereto or thereto shall be for the benefit of Agent and Lenders and shall survive the execution and delivery of this Agreement. Sections 6.3, 11.9, 11.11, 11.14, 11.15, 11.17 and 11.18 shall survive the termination of this Agreement.

11.7 Successors and Assigns. The provisions of this Agreement and the other Loan Documents shall inure to the benefit of and be binding on Borrower and its permitted assigns (if any). No Loan Party shall assign its obligations under this Agreement or any of the other Loan Documents without Agent’s express prior written consent, and any such attempted assignment shall be void and of no effect. Agent and Lenders may assign, transfer, or endorse its rights hereunder and under the other Loan Documents without prior notice to Borrower, and all of such rights shall inure to the benefit of Agent’s and Lenders’ successors and assigns; provided that as long as no Event of Default has occurred and is continuing, neither Agent nor any Lender may assign, transfer or endorse its rights hereunder or under the Loan Documents to any party that is a direct competitor of Borrower (as reasonably determined by Agent), it being acknowledged that in all cases, any

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transfer to an Affiliate of any Lender or Agent shall be allowed. Notwithstanding the foregoing, (x) in connection with any assignment by a Lender as a result of a forced divestiture at the request of any regulatory agency, the restrictions set forth herein shall not apply and Agent and Lenders may assign, transfer or endorse its rights hereunder and under the other Loan Documents to any Person or party and (y) in connection with a Lender’s own financing or securitization transactions, the restrictions set forth herein shall not apply and Agent and Lenders may assign, transfer or endorse its rights hereunder and under the other Loan Documents to any Person or party providing such financing or formed to undertake such securitization transaction and any transferee of such Person or party upon the occurrence of a default, event of default or similar occurrence with respect to such financing or securitization transaction; provided that no such sale, transfer, pledge or assignment under this clause (y) shall release such Lender from any of its obligations hereunder or substitute any such Person or party for such Lender as a party hereto until Agent shall have received and accepted an effective assignment agreement from such Person or party in form satisfactory to Agent executed, delivered and fully completed by the applicable parties thereto, and shall have received such other information regarding such assignee as Agent reasonably shall require. Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain at one of its offices in the United States a register for the recordation of the names and addresses of Lender(s), and the Term Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, Agent and Lender(s) shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

11.8 Participations. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register. Borrower agrees that each participant shall be entitled to the benefits of the provisions in Addendum 1 attached hereto (subject to the requirements and limitations therein, including the requirements under Section 7 of Addendum 1 attached hereto (it being understood that the documentation required under Section 7 of Addendum 1 attached hereto shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.7; provided that such participant shall not be entitled to receive any greater payment under Addendum 1 attached hereto, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the participant acquired the applicable participation.

11.9 Governing Law. Except as otherwise provided in any of the Loan Documents, this Agreement and the other Loan Documents, and all disputes, claims or defenses (whether sounding

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in contract, tort, law, equity or otherwise) based on, arising out of, or related to this Agreement, the other Loan Documents, the relationship of the parties created or the transactions contemplated hereby and thereby, shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without regard to principles of conflicts of law or any other principle calling for the application of the law, or statutes of limitation of any other jurisdiction.

11.10 Consent to Jurisdiction and Venue. Each party hereto irrevocably and unconditionally agrees that it will not commence any action or proceeding of any kind, whether in law or equity, and whether sounding in contract, tort or otherwise, against Agent, any Lender or any Related Person related to this Agreement, the other Loan Documents or the relationship of the parties hereto or thereto, or the transactions contemplated hereby or thereby, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court for the Southern District of New York sitting in New York County, and any appellate court from any of the foregoing. By execution and delivery of this Agreement, each party hereto irrevocably and unconditionally: (a) submits to the jurisdiction of such courts and agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court; (b) waives, to the fullest extent permitted by applicable law, any objection it may now or hereafter have to the laying of venue of any action, litigation or proceeding described above in the courts specified in this Section 11.10; (c) waives, to the fullest extent permitted by applicable law, and agrees not to assert, any defense of an inconvenient forum, or any defense based on a lack of jurisdiction, to the maintenance of such action or proceeding in any such court; and (d) agrees to be bound by any judgment rendered thereby related to this Agreement, the other Loan Documents or the relationship of the parties hereto or thereto, or the transactions contemplated hereby or thereby. Nothing in this Agreement or in any other Loan Document shall affect any right that the Agent or any Lender may otherwise have to bring any action, litigation or proceeding related to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction. Service of process on any party hereto in any action arising out of or relating to this Agreement and the other Loan Documents, and all disputes, claims or defenses (whether sounding in contract, tort, law, equity or otherwise) based on, arising out of, or related to this Agreement, the other Loan Documents, the relationship of the parties created or the transactions contemplated hereby and thereby, shall be effective if given in accordance with the requirements for notice set forth in Section 11.2, and shall be deemed effective and received as set forth in Section 11.2. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

11.11 JURY TRIAL WAIVER. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO WAIVES ITS RIGHT TO A JURY TRIAL IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, THE RELATIONSHIP OF THE PARTIES HERETO OR THERETO, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) (COLLECTIVELY, “CLAIMS”). EACH PARTY HERETO ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND ACKNOWLEDGEMENTS IN THIS SECTION.

11.12 Professional Fees. Borrower promises to pay Agent’s and Lenders’ fees and expenses necessary to finalize the Loan Documents, including but not limited to reasonable

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attorneys’ fees, UCC searches, filing costs, and other miscellaneous expenses. In addition, Borrower promises to pay any and all reasonable attorneys’ and other professionals’ fees (including allocated costs of in-house counsel) and expenses incurred by Agent and Lenders after the Closing Date in connection with or related to: (a) the Loan; (b) the administration, collection, or enforcement of the Loan; (c) the amendment or modification of the Loan Documents; (d) any waiver, consent, release, or termination under the Loan Documents; (e) the protection, preservation, audit, field exam, sale, lease, liquidation, or disposition of Collateral or the exercise of remedies with respect to the Collateral; (f) any legal, litigation, administrative, arbitration, or out of court proceeding in connection with or related to Borrower or the Collateral, and any appeal or review thereof; and (g) any bankruptcy, restructuring, reorganization, assignment for the benefit of creditors, workout, foreclosure, or other action related to Borrower, the Collateral, the Loan Documents, including representing Agent or Lenders in any adversary proceeding or contested matter commenced or continued by or on behalf of Borrower’s estate, and any appeal or review thereof.

11.13 Confidentiality. Agent and Lenders acknowledge that certain items of Collateral and information provided to Agent and Lenders by Borrower are confidential and proprietary information of Borrower, if and to the extent such information either (x) is marked as confidential by Borrower at the time of disclosure, or (y) should reasonably be understood to be confidential (the “Confidential Information”). Accordingly, Agent and Lenders agree that any Confidential Information it may obtain in the course of acquiring, administering, or perfecting Agent’s security interest in the Collateral shall not be disclosed to any other Person or entity in any manner whatsoever, in whole or in part, without the prior written consent of Borrower, except that Agent and Lenders may disclose any such information: (a) to its Affiliates and its partners, investors, lenders, directors, officers, employees, agents, advisors, counsel, accountants, representatives and other professional advisors if Agent or Lenders in their reasonable discretion determine that any such party should have access to such information in connection with such party’s responsibilities in connection with the Loan or this Agreement and, provided that such recipient of such Confidential Information either (i) agrees to be bound by the confidentiality provisions of this Section or (ii) is otherwise subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (b) if such information is generally available to the public or to the extent such information becomes publicly available other than as a result of a breach of this Section or becomes available to Agent or any Lender, or any of their respective Affiliates on a non-confidential basis from a source other than Borrower and not in violation of any confidentiality obligations known to Agent or such Lender; (c) if required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over Agent or Lenders and any rating agency; (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by Agent’s or Lenders’ counsel; (e) to comply with any legal requirement or law applicable to Agent or Lenders or demanded by any Governmental Authority; (f) to the extent reasonably necessary in connection with the exercise of, or preparing to exercise, or the enforcement of, or preparing to enforce, any right or remedy under any Loan Document (including Agent’s sale, lease, or other disposition of Collateral after the occurrence and during the continuance of an Event of Default), or any action or proceeding relating to any Loan Document; (g) to any participant or assignee of Agent or Lenders or any prospective participant or assignee, provided, that such participant or assignee or prospective participant or assignee is subject to confidentiality restrictions that reasonably protect against the disclosure of Confidential Information; (h) to any investor or potential investor (and each of their respective Affiliates or clients) in Agent or Lenders (or each of their respective Affiliates); provided that such investor, potential investor, Affiliate or client is subject to confidentiality obligations with respect to the Confidential Information similar to the provisions of this Section 11.13; (i) otherwise to the extent consisting of general portfolio information that does not identify

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Borrower; or (j) otherwise with the prior written consent of Borrower; provided, that any disclosure made in violation of this Agreement shall not affect the obligations of Borrower or any of its Affiliates or any guarantor under this Agreement or the other Loan Documents. Agent’s and Lenders’ obligations under this Section 11.13 shall supersede all of their respective obligations under the Non-Disclosure Agreement.

11.14 Assignment of Rights. Borrower acknowledges and understands that Agent or Lenders may, subject to Section 11.7, sell and assign all or part of its interest hereunder and under the Loan Documents to any Person or entity (an “Assignee”). After such assignment the term “Agent” or “Lender” as used in the Loan Documents shall mean and include such Assignee, and such Assignee shall be vested with all rights, powers and remedies of Agent and Lenders hereunder with respect to the interest so assigned; but with respect to any such interest not so transferred, Agent and Lenders shall retain all rights, powers and remedies hereby given. No such assignment by Agent or Lenders shall relieve Borrower of any of its obligations hereunder. Lenders agree that in the event of any transfer by it of the promissory note(s) (if any), it will endorse thereon a notation as to the portion of the principal of the promissory note(s), which shall have been paid at the time of such transfer and as to the date to which interest shall have been last paid thereon.

11.15 Revival of Secured Obligations. This Agreement and the Loan Documents shall remain in full force and effect and continue to be effective if any petition is filed by or against Borrower for liquidation or reorganization, if Borrower becomes insolvent or makes an assignment for the benefit of creditors, if a receiver or trustee is appointed for all or any significant part of Borrower’s assets, or if any payment or transfer of Collateral is recovered from Agent or Lenders. The Loan Documents and the Secured Obligations and Collateral security shall continue to be effective, or shall be revived or reinstated, as the case may be, if at any time payment and performance of the Secured Obligations or any transfer of Collateral to Agent, or any part thereof is rescinded, avoided or avoidable, reduced in amount, or must otherwise be restored or returned by, or is recovered from, Agent, Lenders or by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment, performance, or transfer of Collateral had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, avoided, avoidable, restored, returned, or recovered, the Loan Documents and the Secured Obligations shall be deemed, without any further action or documentation, to have been revived and reinstated except to the extent of the full and final payment to Agent or Lenders in Cash.

11.16 Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

11.17 No Third-Party Beneficiaries. No provisions of the Loan Documents are intended, nor will be interpreted, to provide or create any third-party beneficiary rights or any other rights of any kind in any Person other than Agent, Lenders and Borrower unless specifically provided otherwise herein, and, except as otherwise so provided, all provisions of the Loan Documents will be personal and solely among Agent, Lenders and the Loan Parties party thereto.

11.18 Agency. Agent and each Lender hereby agree to the terms and conditions set forth on Addendum 4 attached hereto. Borrower acknowledges and agrees to the terms and conditions set forth on Addendum 4 attached hereto.

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11.19 Publicity. Notwithstanding anything else herein to the contrary, Borrower hereby agrees that the Agent and Lender may, at Agent’s or such Lender's sole expense, and without any prior approval by or compensation to the Borrower, make a public announcement of the transactions contemplated by this Agreement, and may publicize or use (a) the other party’s name (including a brief description of the relationship among the parties hereto), logo or hyperlink to such other parties’ web site, separately or together, in written and oral presentations, advertising, promotional and marketing materials, client lists, public relations materials or on its web site (together, the “Publicity Materials”); (b) the names of officers of such other parties in the Publicity Materials; and (c) such other parties’ name, trademarks, servicemarks in any news or press release concerning such party, in each case to the extent such information is not deemed confidential in accordance with Section 11.13.

11.20 Multiple Borrowers. Each Borrower hereby agrees to the terms and conditions set forth on Addendum 5 attached hereto.

11.21 Managerial Assistance. Borrower acknowledges that Hercules Capital, Inc. has elected to be regulated as a business development company under the 1940 Act, and as such is required to make available significant managerial assistance to its portfolio companies. Significant managerial assistance may include, but is not limited to, guidance and counsel concerning the portfolio company’s management, operations, business objectives and policies, arrangement of financing, management of relationships with financing sources, recruitment of management personnel and evaluation of acquisition and divestiture opportunities. Borrower hereby acknowledges and agrees that it may request such assistance at any time from Hercules Capital, Inc. by contacting [* * *].

11.22 Electronic Execution of Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York Electronic Signatures and Records Act, or any state laws based on the Uniform Electronic Transactions Act.

(SIGNATURES TO FOLLOW)

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IN WITNESS WHEREOF, Borrower, Agent and Lenders have duly executed and delivered this Loan and Security Agreement as of the day and year first above written.

BORROWER:

4D MOLECULAR THERAPEUTICS, INC.

Signature: _/s/ Kristian Humer ___________

Print Name: Kristian Humer

Title: Chief Financial Officer

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AGENT:

HERCULES CAPITAL, INC.

Signature: _/s/Seth Meyer_______________

Print Name: Seth Meyer

Title: President

LENDERS:

HERCULES CAPITAL, INC.

Signature: _/s/Seth Meyer_______________

Print Name: Seth Meyer

Title: President

HERCULES PRIVATE CREDIT FUND 1 L.P.

By: Hercules Adviser LLC, its Investment Adviser

Signature: _/s/Seth Meyer_______________

Print Name: Seth Meyer

Title: Authorized Signatory

HERCULES VENTURE GROWTH CREDIT

OPPORTUNITIES FUND I L.P.

By: Hercules Adviser LLC, its Investment Adviser

Signature: _/s/Seth Meyer_______________

Print Name: Seth Meyer

Title: Authorized Signatory

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HERCULES GROWTH LENDING FUND IV LP

By: Hercules Growth Lending Fund IV GP LLC,

its General Partner

Signature: _/s/Seth Meyer_______________

Print Name: Seth Meyer

Title: Authorized Signatory

HERCULES EVERGREEN FUND LP

By: Hercules Evergreen Fund GP LLC,

its General Partner

Signature: _/s/Seth Meyer_______________

Print Name:

Title: Authorized Signatory

HERCULES SBIC V, L.P.

By: Hercules Technology SBIC Management, LLC,

its General Partner

By: Hercules Capital, Inc., its Manager

Signature: _/s/Seth Meyer_______________

Print Name: Seth Meyer

Title: President

Table of Addenda, Exhibits and Schedules

Addendum 1: Taxes; Increased Costs

Addendum 2: Delivery Instructions

Addendum 3: SBA Provisions

Addendum 4: Agent and Lender Terms

Addendum 5: Multiple Borrower Terms

Exhibit A: Advance Request
Attachment to Advance Request

Exhibit B: Name, Locations, and Other Information for Borrower

Exhibit C: Borrower’s Patents, Trademarks, Copyrights and Licenses

Exhibit D: Borrower’s Deposit Accounts and Investment Accounts

Exhibit E: Compliance Certificate

Exhibit F: Joinder Agreement

Exhibit G: [Reserved.]

Exhibit H: ACH Debit Authorization Agreement

Exhibit I: [Reserved.]

Exhibit J-1: Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit J-2: Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit J-3: Form of U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit J-4: Form of U.S. Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit K: Certain Economic Terms

Schedule 1.1 Commitments

Schedule 1 Subsidiaries
Schedule 1A Existing Permitted Indebtedness

Schedule 1B Existing Permitted Investments
Schedule 1C Existing Permitted Liens
Schedule 5.3 Consents, Etc.
Schedule 5.8 Tax Matters
Schedule 5.9 Intellectual Property Claims
Schedule 5.10 Intellectual Property
Schedule 5.11 Borrower Products

Schedule 5.13 Employee Loans
Schedule 5.14 Capitalization

Schedule 7.23 Affiliate Transactions

Schedule 7.24 Post-Closing Obligations

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ADDENDUM 1 to LOAN AND SECURITY AGREEMENT

TAXES; INCREASED COSTS

1. Defined Terms. For purposes of this Addendum 1:

a. “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

b. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (i) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (A) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Term Commitment pursuant to a law in effect on the date on which (A) such Lender acquires such interest in the Loan or Term Commitment or (B) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2 or Section 4 of this Addendum 1, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such Recipient’s failure to comply with Section 7 of this Addendum 1 and (iv) any withholding Taxes imposed under FATCA.

c. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

d. “Foreign Lender” means a Lender that is not a U.S. Person.

e. “Indemnified Taxes” means (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (ii) to the extent not otherwise described in clause (i), Other Taxes.

f. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

g. “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security

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interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

h. “Recipient” means Agent or any Lender, as applicable.

i. “Withholding Agent” means Borrower and Agent.

2. Payments Free of Taxes. Any and all payments by or on account of any obligation of Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2 or Section 4 of this Addendum 1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

3. Payment of Other Taxes by Borrower. Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of Agent timely reimburse it for the payment of, any Other Taxes.

4. Indemnification by Borrower. Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Section 2 of this Addendum 1 or this Section 4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate describing the amount of such payment or liability delivered to Borrower by a Lender (with a copy to Agent), or by Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. In addition, Borrower agrees to pay, and to hold Agent and any Lender harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all excise, sales or other similar Taxes (excluding Taxes imposed on or measured by the net income of Agent or such Lender) that may be payable or determined to be payable with respect to any of the Collateral or this Agreement.

5. Indemnification by Lenders. Each Lender shall severally indemnify Agent, within ten (10) days after demand therefor, for (a) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified Agent for such Indemnified Taxes and without limiting the obligation of Borrower to do so), (b) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.8 of the Agreement relating to the maintenance of a Participant Register and (c) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to Lenders from any other source against any amount due to Agent under this Section 5.

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6. Evidence of Payments. As soon as practicable after any payment of Taxes by Borrower to a Governmental Authority pursuant to the provisions of this Addendum 1, Borrower shall deliver to Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Agent.

7. Status of Lenders.

a. Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to Borrower and Agent, at the time or times reasonably requested by Borrower or Agent, such properly completed and executed documentation reasonably requested by Borrower or Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by Borrower or Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by Borrower or Agent as will enable Borrower or Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 7(b)(i), 7(b)(ii) and 7(b)(iv) of this Addendum 1) shall not be required if in such Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

b. Without limiting the generality of the foregoing, in the event that Borrower is a U.S. Person,

i. any Lender that is a U.S. Person shall deliver to Borrower and Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

ii. any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), whichever of the following is applicable:

A. in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

B. executed copies of IRS Form W-8ECI;

C. in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate

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substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

D. to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

iii. any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or Agent to determine the withholding or deduction required to be made; and

iv. if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Agent as may be necessary for Borrower and Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

c. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and Agent in writing of its legal inability to do so.

8. Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to the provisions of this Addendum 1 (including by the payment of additional amounts pursuant to the provisions of this Addendum 1), it shall pay to the indemnifying party an amount equal to such refund (but only to

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the extent of indemnity payments made under the provisions of this Addendum 1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 8 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 8, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 8 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 8 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

9. Increased Costs. If any change in applicable law shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, and the result shall be to increase the cost to such Recipient of making, converting to, continuing or maintaining any Term Loan Advance or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Recipient (whether of principal, interest or any other amount), then, upon the request of such Recipient, Borrower will pay to such Recipient such additional amount or amounts as will compensate such Recipient for such additional costs incurred or reduction suffered.

10. Survival. Each party’s obligations under the provisions of this Addendum 1 shall survive the resignation or replacement of Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Term Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

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ADDENDUM 2 to LOAN AND SECURITY AGREEMENT

Delivery Instructions

The Compliance Certificate shall be uploaded and executed via [* * *]1. All other financial reports required to be furnished to Agent pursuant to Section 7.1 shall be submitted via [* * *].

The Compliance Certificate and other financial reports required to be furnished to Agent pursuant to Section 7.1 may be sent to [* * *] with a copy to [* * *], should access to [* * *] be temporarily unavailable.

1 All references to [* * *] shall be interpreted as the Portfolio Management Software currently in use by Agent. [* * *] can be reached at the following URL: [* * *]

ADDENDUM 3 to LOAN AND SECURITY AGREEMENT

SBA Provisions

(a) Borrower’s Business. For purposes of this Addendum 3, Borrower shall be deemed to include its “affiliates” as defined in Title 13 Code of Federal Regulations Section 121.103. Borrower (i) represents and warrants to Agent and Lenders, with respect to subsection 1 below, as of the initial SBA Funding Date, and (ii) represents and warrants to Agent and Lenders, as of each SBA Funding Date and covenants to Agent and Lenders for a period of one year after each SBA Funding Date or for such longer period as set forth below with respect to subsections 2, 3, 4, 5, 6 and 7 below, as follows:

1. Size Status. Borrower’s primary NAICS code is 541714 and has less than 1,000 employees in the aggregate (as determined in accordance with Title 13 Code of Federal Regulations Section 121.106);

2. No Relender. Borrower’s primary business activity does not involve, directly or indirectly, providing funds to others, purchasing debt obligations, factoring, or long-term leasing of equipment with no provision for maintenance or repair;

3. No Passive Business. Borrower is engaged in a regular and continuous business operation (excluding the mere receipt of payments such as dividends, rents, lease payments, or royalties). Borrower’s employees are carrying on the majority of day to day operations. Borrower will not pass through substantially all of the proceeds of the Loan to another entity;

4. No Real Estate Business. Borrower is not classified under North American Industry Classification System (NAICS) codes 531110 (lessors of residential buildings and dwellings), 531120 (lessors of nonresidential buildings except miniwarehouses), 531190 (lessors of other real estate property), 237210 (land subdivision), or 236117 (new housing for-sale builders). Borrower is not classified under NAICS codes 236118 (residential remodelers), 236210 (industrial building construction), or 236220 (commercial and institutional building construction), if Borrower is primarily engaged in construction or renovation of properties on its own account rather than as a hired contractor. Borrower is not classified under NAICS codes 531210 (offices of real estate agents and brokers), 531311 (residential property managers), 531312 (nonresidential property managers), 531320 (offices of real estate appraisers), or 531390 (other activities related to real estate), unless it derives at least 80 percent of its revenue from non-Affiliate sources. The proceeds of the Loan will not be used to acquire or refinance real property unless Borrower (x) is acquiring an existing property and will use at least 51 percent of the usable square footage for its business purposes; (y) is building or renovating a building and will use at least 67 percent of the usable square footage for its business purposes; or (z) occupies the subject property and uses at least 67 percent of the usable square footage for its business purposes.

5. No Project Finance. Borrower’s assets are not intended to be reduced or consumed, generally without replacement, as the life of its business progresses, and the nature of Borrower’s business does not require that a stream of cash payments be made to the business’s financing sources, on a basis associated with the continuing sale of assets (e.g., real estate development projects and oil and gas wells). The primary purpose of the Loan is not to fund production of a single item or defined limited number of items, generally over a defined production period, where such production will constitute the majority of the activities of Borrower (e.g., motion pictures and electric generating plants).

6. No Farm Land Purchases. Borrower will not use the proceeds of the Loan to acquire farm land which is or is intended to be used for agricultural or forestry purposes, such as the production of food, fiber, or wood, or is so taxed or zoned.

7. No Foreign Investment. The proceeds of the Loan will not be used substantially for a foreign operation, passed through to a foreign business or used to acquire a foreign business. Borrower will not have, on or within one year after each SBA Funding Date and each other Loan provided by a Lender that is an SBIC more than 49 percent of its employees or tangible assets located outside the United States of America.

(b) Small Business Administration Documentation. Agent and Lenders acknowledge that Borrower completed, executed and delivered to Agent prior to each SBA Funding Date SBA Forms 480, 652 and 1031 (Parts A and B) together with a business plan showing Borrower’s financial projections (including balance sheets and income and cash flows statements) for the period described therein and a written statement (whether included in the purchase agreement or pursuant to a separate statement) from Agent regarding its intended use of proceeds from the sale of securities to Lenders (the “Use of Proceeds Statement”). Borrower represents and warrants to Agent and Lenders that the information regarding Borrower and its affiliates set forth in the SBA Form 480, Form 652 and Form 1031 and the Use of Proceeds Statement delivered as of each SBA Funding Date is accurate and complete.

(c) Inspection. The following covenants contained in this Section (c) are intended to supplement and not to restrict the related provisions of the Loan Documents. Subject to the preceding sentence, Borrower will permit, for so long as Lenders hold any debt or equity securities of Borrower, Agent, Lenders or their representative, at Agent’s or Lenders’ expense, and examiners of the SBA to visit and inspect the properties and assets of Borrower, to examine its books of account and records, and to discuss Borrower’s affairs, finances and accounts with Borrower’s officers, senior management and accountants, all at such reasonable times as may be requested by Agent or Lenders or the SBA.

(d) Annual Assessment. Upon request of Agent or Lender, promptly after the end of each calendar year (but in any event prior to February 28 of each year) and at such other times as may be reasonably requested by Agent or Lenders, Borrower will deliver to Agent a written assessment of the economic impact of Lenders’ investment in Borrower, specifying the full-time equivalent net jobs created and total jobs created or retained in connection with the investment, the impact of the investment on the revenues and profits of Borrower’s business and on taxes paid by Borrower and its employees, and such other information as may be required regarding Borrower in connection with the filing of Lenders’ SBA Form 468. Lenders will assist Borrower with preparing

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such assessment. In addition to any other rights granted hereunder, Borrower will grant Agent and Lenders and the SBA access to Borrower’s books and records for the purpose of verifying the use of such proceeds. Borrower also will furnish or cause to be furnished to Agent and Lenders such other information regarding the business, affairs and condition of Borrower as Agent or Lenders may from time to time reasonably request, and such information shall be certified by the President, Chief Executive Officer or Chief Financial Officer of Borrower to the extent requested by Agent or Lender for compliance with the SBIC Act.

(e) Use of Proceeds. Borrower will use the proceeds from the Loan only for purposes set forth in Section 7.17. Borrower will deliver to Agent from time to time promptly following Agent’s request, a written report, certified as correct by Borrower’s Chief Financial Officer, verifying the purposes and amounts for which proceeds from the Loan have been disbursed. Borrower will supply to Agent such additional information and documents as Agent reasonably requests with respect to its use of proceeds and will permit Agent and Lenders and the SBA to have access to any and all Borrower records and information and personnel as Agent deems necessary to verify how such proceeds have been or are being used, and to assure that the proceeds have been used for the purposes specified in Section 7.17.

(f) Activities and Proceeds. Neither Borrower nor any of its affiliates (if any) will engage in any activities or use directly or indirectly the proceeds from the Loan for any purpose for which a small business investment company is prohibited from providing funds by the SBIC Act, including 13 C.F.R. §107.720. Borrower shall not, nor shall it cause or permit any of its subsidiaries to, without obtaining the prior written approval of Agent, change Borrower’s or any such subsidiary’s business activities from that conducted on the date hereof to a business activity from which a licensee under the SBIC Act is prohibited from providing funds by the SBIC Act. Borrower agrees that any such change in its or any such subsidiary’s business activities without such prior written consent of Agent shall constitute a material breach of the obligations of Borrower under this Addendum 3.

(g) Compliance and Resolution. Borrower agrees that a failure to comply with Borrower’s obligations under this Addendum, or any other set of facts or circumstances where it has been asserted by any governmental regulatory agency (or Agent or Lenders believes that there is a substantial risk of such assertion) that Agent, Lenders and their affiliates are not entitled to hold, or exercise any significant right with respect to, any securities issued to Lenders by Borrower, will constitute a breach of the obligations of Borrower under the financing agreements among Borrower, Agent and Lenders. In the event of (i) a failure to comply with Borrower’s obligations under this Addendum; or (ii) an assertion by any governmental regulatory agency (or Agent or Lenders believe that there is a substantial risk of such assertion) of a failure to comply with Borrower’s obligations under this Addendum, then (i) Agent, Lenders and Borrower will meet and resolve any such issue in good faith to the satisfaction of Borrower, Agent, Lenders, and any governmental regulatory agency, and (ii) upon request of Lenders or Agent, Borrower will cooperate and assist with any assignment of the financing agreements among Hercules SBIC V, L.P. and Hercules Capital, Inc.

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ADDENDUM 4 to LOAN AND SECURITY AGREEMENT

Agent and Lender Terms

(a) Each Lender hereby irrevocably appoints Hercules Capital, Inc. to act on its behalf as Agent hereunder and under the other Loan Documents and irrevocably authorizes Agent to take such actions on its behalf and to exercise such powers as are delegated to Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Agent shall have only those duties which are specified in this Agreement and it may perform such duties by or through its agents, representatives or employees. In performing its duties on behalf of Lenders, Agent shall exercise the same care which it would exercise in dealing with loans made for its own account, but it shall not be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability or sufficiency of all or any of the Loan Documents, or for any representations, warranties, recitals or statements made therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents furnished or delivered in connection herewith or therewith by Agent to any Lender or by or on behalf of Borrower to Agent or any Lender, or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein, as to the use of the proceeds of the Term Loan Advances, the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to Agent. Agent shall not be responsible for insuring the Collateral or for the payment of any Taxes, assessments, charges or any other charges or liens of any nature whatsoever upon the Collateral or otherwise for the maintenance of the Collateral, except in the event Agent enters into possession of a part or all of the Collateral, in which event Agent shall preserve the part in its possession. Unless the officers of Agent acting in their capacity as officer of Agent on Borrower’s account have actual knowledge thereof or have been notified in writing thereof by Lenders, Agent shall not be required to ascertain or inquire as to the existence or possible existence of any Event of Default.

(b) Neither Agent nor any of its officers, directors, employees, attorneys, representatives or agents shall be liable to Lenders for any action taken or omitted hereunder or under any of the other Loan Documents or in connection herewith or therewith unless caused by its or their gross negligence or willful misconduct. No provision of this Agreement or of any other Loan Document shall be deemed to impose any duty or obligation on Agent to perform any act or to exercise any power in any jurisdiction in which it shall be illegal, or shall be deemed to impose any duty or obligation on Agent to perform any act or exercise any right or power if such performance or exercise (a) would subject Agent to a Tax in a jurisdiction where it is not then subject to a Tax or (b) would require Agent to qualify to do business in any jurisdiction where it is not so qualified. Without prejudice to the generality of the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or (where so instructed) refraining from acting under this Agreement or under any of the other Loan Documents in accordance with the instructions of Lenders. Agent shall be entitled to refrain from exercising any power, discretion or authority vested in it under this Agreement unless and until it has obtained the written instructions of Lenders. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon Agent in its individual capacity. With respect to its participation in the Loan Agreement hereunder, Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same rights and powers as though it were not performing the duties and functions delegated to it hereunder and the term “Lender” or “Lenders” or any similar term shall unless the context clearly indicates otherwise include Agent in its individual capacity.

(c) Agent may rely, and shall be fully protected in acting, or refraining to act, upon, any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document that it has no reason to believe to be other than genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies and telexes, to have been sent by the proper party or parties. In the absence of its gross negligence or willful misconduct, Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to Agent and conforming to the requirements of this Agreement or any of the other Loan Documents. Agent may consult with counsel, and any opinion or legal advice of such counsel shall be full and complete authorization and protection in respect of any action taken, not taken or suffered by Agent hereunder or under any Loan Documents in accordance therewith. Agent shall have the right at any time to seek instructions concerning the administration of the Collateral from any court of competent jurisdiction. Agent shall not be under any obligation to exercise any of the rights or powers granted to Agent by this Agreement and the other Loan Documents at the request or direction of Lenders unless Agent shall have been provided by Lenders with adequate security and indemnity against the costs, expenses and liabilities that may be incurred by it in compliance with such request or direction.

(d) Each Lender agrees to indemnify Agent in its capacity as such (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so), according to its respective Term Commitment percentages (based upon the total outstanding Term Commitments) in effect on the date on which indemnification is sought under this Addendum 4, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by or asserted against Agent in any way relating to or arising out of, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by Agent under or in connection with any of the foregoing; The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

(e) To the extent not reimbursed either by Borrower or from the application of Collateral proceeds pursuant to Section 10.2, a Lender (the “Indemnified Lender”) shall be indemnified by the other Lenders (an “Indemnifying Lender”), on a several basis in proportion to each Lender’s pro rata portion of the Term Commitment, and each Indemnifying Lender agrees to reimburse the Indemnified Lender for the Indemnifying Lender’s pro rata share of the following items (an “Indemnified Payment”):

(i) all reasonable out-of-pocket costs and expenses of the Indemnified Lender incurred by the Indemnified Lender in connection with the discharge of its activities under this Agreement or the Loan Agreement, including reasonable legal expenses and attorneys’ fees; provided, that the Indemnified Lender shall consult with the other Lender regarding the incurrence of such costs and expenses at reasonable intervals (but not more often than monthly) and any such reasonable costs and expenses shall be “Claims” hereunder notwithstanding any disagreement by the other Lender as to their incurrence; and

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(ii) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, which may be imposed on, incurred by or asserted against the Indemnified Lender in any way relating to or arising out of this Agreement, or any action taken or omitted by the Indemnified Lender hereunder;

provided, however, that the Indemnified Lender shall not be reimbursed or indemnified for an Indemnified Payment, except to the extent that the Indemnified Lender paid more than its ratable share of such payment. All Indemnified Payments as set forth in this clause (e) to an Indemnified Lender are intended to be paid ratably by the other Lender.

(f) Agent in Its Individual Capacity. The Person serving as Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not Agent and the term “Lender” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each such Person serving as Agent hereunder in its individual capacity.

(g) Exculpatory Provisions. Agent shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, Agent shall not:

(i) be subject to any fiduciary, advisory or other implied duties, regardless of whether any Default or any Event of Default has occurred and is continuing;

(ii) have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by Lenders, provided that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii) except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and Agent shall not be liable for the failure to disclose, any information relating to Borrower or any of its Affiliates that is communicated to or obtained by any Person serving as Agent or any of its Affiliates in any capacity.

(h) In connection with any exercise of Enforcement Actions hereunder, neither any Agent nor any Lender or any of its partners, or any of their respective directors, officers, employees, attorneys, accountants, or agents shall be liable as such for any action taken or omitted by it or them, except for its or their own gross negligence or willful misconduct with respect to its duties under this Agreement.

(i) Each Lender and Agent may execute any of its powers and perform any duties hereunder either directly or by or through agents or attorneys-in-fact. Each Lender and Agent shall be entitled to advice of counsel concerning all matters pertaining to such powers and duties. No Lender or Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it, if the selection of such agents or attorneys-in-fact was done without gross negligence or willful misconduct.

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(j) Each Lender agrees that it will make its own independent investigation of the financial condition and affairs of Borrower in connection with the making of Term Loan Advances pursuant to the Loan Agreement and has made and shall continue to make its own appraisal of the creditworthiness of Borrower. Neither Agent nor any Lender shall have any duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of all Lenders or to provide the other Lenders with any credit or other information with respect thereto whether coming into its possession before the date hereof or any time or times thereafter and shall further have no responsibility with respect to the accuracy of or the completeness of the information provided to Lenders by Borrower.

4

ADDENDUM 5 to LOAN AND SECURITY AGREEMENT

Multiple Borrower Terms

(a) Borrower’s Agent. Each Borrower hereby irrevocably appoints Company as its agent, attorney-in-fact and legal representative for all purposes, including requesting disbursement of the Term Loan and receiving account statements and other notices and communications to Borrowers (or any of them) from Agent or any Lender. Agent may rely, and shall be fully protected in relying, on any request for the Term Loan Advances, disbursement instruction, report, information or any other notice or communication made or given by Company, whether in its own name or on behalf of one or more of the other Borrowers, and Agent shall not have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such request, instruction, report, information, other notice or communication, nor shall the joint and several character of Borrowers’ obligations hereunder be affected thereby.

(b) Waivers. Each Borrower hereby waives: (i) any right to require Agent to institute suit against, or to exhaust its rights and remedies against, any other Borrower or any other person, or to proceed against any property of any kind which secures all or any part of the Secured Obligations, or to exercise any right of offset or other right with respect to any reserves, credits or deposit accounts held by or maintained with Agent or any Indebtedness of Agent or any Lender to any other Borrower, or to exercise any other right or power, or pursue any other remedy Agent or any Lender may have; (ii) any defense arising by reason of any disability or other defense of any other Borrower or any guarantor or any endorser, co-maker or other person, or by reason of the cessation from any cause whatsoever of any liability of any other Borrower or any guarantor or any endorser, co-maker or other person, with respect to all or any part of the Secured Obligations, or by reason of any act or omission of Agent or others which directly or indirectly results in the discharge or release of any other Borrower or any guarantor or any other person or any Secured Obligations or any security therefor, whether by operation of law or otherwise; (iii) any defense arising by reason of any failure of Agent to obtain, perfect, maintain or keep in force any Lien on, any property of any Borrower or any other person; (iv) any defense based upon or arising out of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any other Borrower or any guarantor or any endorser, co-maker or other person, including without limitation any discharge of, or bar against collecting, any of the Secured Obligations (including without limitation any interest thereon), in or as a result of any such proceeding. Until all of the Secured Obligations have been paid, performed, and discharged in full, nothing shall discharge or satisfy the liability of any Borrower hereunder except the full performance and payment of all of the Secured Obligations. If any claim is ever made upon Agent for repayment or recovery of any amount or amounts received by Agent in payment of or on account of any of the Secured Obligations, because of any claim that any such payment constituted a preferential transfer or fraudulent conveyance, or for any other reason whatsoever, and Agent repays all or part of said amount by reason of any judgment, decree or order of any court or administrative body having jurisdiction over Agent or any of its property, or by reason of any settlement or compromise of any such claim effected by Agent with any such claimant (including without limitation the any other Borrower), then and in any such event, each Borrower agrees that any such judgment, decree, order, settlement and compromise shall be binding upon such Borrower, notwithstanding any revocation or release of this Agreement or the cancellation of any note or other instrument evidencing any of the Secured Obligations, or any release of any of the Secured Obligations, and each Borrower shall be and remain liable to Agent and Lenders under

5

this Agreement for the amount so repaid or recovered, to the same extent as if such amount had never originally been received by Agent or any Lender, and the provisions of this sentence shall survive, and continue in effect, notwithstanding any revocation or release of this Agreement. Each Borrower hereby expressly and unconditionally waives all rights of subrogation, reimbursement and indemnity of every kind against any other Borrower, and all rights of recourse to any assets or property of any other Borrower, and all rights to any collateral or security held for the payment and performance of any Secured Obligations, including (but not limited to) any of the foregoing rights which Borrower may have under any present or future document or agreement with any other Borrower or other person, and including (but not limited to) any of the foregoing rights which any Borrower may have under any equitable doctrine of subrogation, implied contract, or unjust enrichment, or any other equitable or legal doctrine.

(c) Consents. Each Borrower hereby consents and agrees that, without notice to or by Borrower and without affecting or impairing in any way the obligations or liability of Borrower hereunder, Agent may, from time to time before or after revocation of this Agreement, do any one or more of the following in its sole and absolute discretion: (i) accept partial payments of, compromise or settle, renew, extend the time for the payment, discharge, or performance of, refuse to enforce, and release all or any parties to, any or all of the Secured Obligations; (ii) grant any other indulgence to any Borrower or any other Person in respect of any or all of the Secured Obligations or any other matter; (iii) accept, release, waive, surrender, enforce, exchange, modify, impair, or extend the time for the performance, discharge, or payment of, any and all property of any kind securing any or all of the Secured Obligations or any guaranty of any or all of the Secured Obligations, or on which Agent at any time may have a Lien, or refuse to enforce its rights or make any compromise or settlement or agreement therefor in respect of any or all of such property; (iv) substitute or add, or take any action or omit to take any action which results in the release of, any one or more other Borrowers or any endorsers or guarantors of all or any part of the Secured Obligations, including, without limitation one or more parties to this Agreement, regardless of any destruction or impairment of any right of contribution or other right of Borrower; (v) apply any sums received from any other Borrower, any guarantor, endorser, or co-signer, or from the disposition of any Collateral or security, to any Indebtedness whatsoever owing from such person or secured by such Collateral or security, in such manner and order as Agent determines in its sole discretion, and regardless of whether such Indebtedness is part of the Secured Obligations, is secured, or is due and payable. Each Borrower consents and agrees that Agent shall be under no obligation to marshal any assets in favor of Borrower, or against or in payment of any or all of the Secured Obligations. Each Borrower further consents and agrees that Agent shall have no duties or responsibilities whatsoever with respect to any property securing any or all of the Secured Obligations. Without limiting the generality of the foregoing, Agent shall have no obligation to monitor, verify, audit, examine, or obtain or maintain any insurance with respect to, any property securing any or all of the Secured Obligations.

(d) Independent Liability. Each Borrower hereby agrees that one or more successive or concurrent actions may be brought hereon against such Borrower, in the same action in which any other Borrower may be sued or in separate actions, as often as deemed advisable by Agent. Each Borrower is fully aware of the financial condition of each other Borrower and is executing and delivering this Agreement based solely upon its own independent investigation of all matters pertinent hereto, and such Borrower is not relying in any manner upon any representation or statement of Agent or any Lender with respect thereto. Each Borrower represents and warrants that it is in a position to obtain, and each Borrower hereby assumes full responsibility for obtaining, any additional information concerning any other Borrower’s financial condition and any other matter pertinent hereto as such Borrower may desire, and such Borrower is not relying upon or expecting

6

Agent to furnish to it any information now or hereafter in Agent’s possession concerning the same or any other matter.

(e) Subordination. All Indebtedness of a Borrower now or hereafter arising held by another Borrower is subordinated to the Secured Obligations and Borrower holding the Indebtedness shall take all actions reasonably requested by Agent to effect, to enforce and to give notice of such subordination.

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EXHIBIT A

[* * *]

EXHIBIT B

[* * *]

EXHIBIT C

[* * *]

EXHIBIT D

[* * *]

EXHIBIT E

[* * *]

EXHIBIT F

[* * *]

EXHIBIT G

[* * *]

EXHIBIT H

[* * *]

EXHIBIT I

[* * *]

EXHIBIT J-1

[* * *]

EXHIBIT J-2

[* * *]

EXHIBIT J-3

[* * *]

EXHIBIT J-4

[* * *]

EXHIBIT K

CERTAIN ECONOMIC TERMS

“4FRONT-1” means Borrower’s phase 3 clinical trial evaluating 4D-150 in patients with macular neovascularization secondary to age-related macular degeneration, clinicaltrials.gov identifier #NCT06864988.

“4FRONT-2” means Borrower’s phase 3 clinical trial evaluating 4D-150 in patients with macular neovascularization secondary to age-related macular degeneration, clinicaltrials.gov identifier #NCT07064759.

“Amortization Date” means (a) if the Tranche 2 Milestone is satisfied, June 1, 2029, (b) if the Tranche 3 Milestone is satisfied, June 1, 2030, (c) if the Tranche 4 Milestone is satisfied, June 1, 2031, and (d) if none of the Tranche 2 Milestone, Tranche 3 Milestone or Tranche 4 Milestone is satisfied, December 1, 2028.

“Applicable Minimum Cash Percentage” means, as of any date of determination, the lowest applicable (i.e., if multiple Applicable Conditions apply, the Applicable Minimum Cash Percentage shall be the lowest of the applicable Levels) percentage set forth in the column titled “Applicable Minimum Cash Percentage” below corresponding to the row with the applicable conditions set forth in the column titled Applicable Conditions that have been satisfied as of such date of determination:

Level	Applicable Conditions	Applicable Minimum Cash Percentage
I	The aggregate original principal amount of the Term Loan Advances is greater than $25,000,000	50%
II	Borrower has achieved the Tranche 2 Milestone	40%
III	Borrower has achieved the Tranche 3 Milestone	35%

“Approval Milestone” means the satisfaction of each of the following events: (a) no Default or Event of Default shall have occurred and be continuing; and (b) Borrower shall have delivered evidence reasonably satisfactory to Agent (including supporting documents, as reasonably requested by Agent) that the FDA has approved the Biologics License Application for 4D-150 for the treatment of certain patients with wet age-related macular degeneration (“wet AMD”) with a label claim generally consistent [* * *].

“Due Diligence Fee” means [* * *] Dollars ($[* * *]).

“End of Term Charge” means (x) the End of Term Charge Percentage multiplied by the aggregate original principal amount of such Term Loan Advances made hereunder, minus (y) the aggregate amount of payments made pursuant to Section 2.6(a).

“End of Term Charge Percentage” means, with respect to any End of Term Charge due and payable on any date, (a) if due and payable on or prior to June 1, 2028, three and seven-tenths percent (3.70%); (b) if due and payable after June 1, 2028 but on or prior to June 1, 2029, four and seven-tenths percent (4.70%); (c) if due and payable after June 1, 2029 but on or prior to June 1, 2030, five and seven-tenths percent (5.70%); and (d) if due and payable thereafter, six and one-half percent (6.50%).

“Indications and Usage” means the section of the FDA-approved labelling for a drug or biological product that states such drug or biological product is indicated for the treatment, prevention, mitigation, cure, or diagnosis of a recognized disease or condition, or of a manifestation of a recognized disease or condition, or for the relief of symptoms associated with a recognized disease or condition, as set forth in [* * *].

“Initial Facility Charge” means Five Hundred Thousand Dollars ($500,000).

“Initial Minimum Cash Test Date” means (a) January 1, 2028, if at any time on or prior to such date the aggregate original principal amount of the Term Loan Advances is greater than Twenty-Five Million Dollars ($25,000,000) or (b) otherwise, the first date on which the aggregate original principal amount of the Term Loan Advances is greater than Twenty-Five Million Dollars ($25,000,000); provided, that if Borrower shall have achieved the Tranche 2 Milestone, the “Initial Minimum Cash Test Date” means the later to occur of (x) July 1, 2028, if at any time on or prior to such date the aggregate original principal amount of the Term Loan Advances is or was greater than Fifty Million Dollars ($50,000,000) or (y) otherwise, the first date on which the aggregate original principal amount of the Term Loan Advances is greater than Fifty Million Dollars ($50,000,000).

“Initial Performance Covenant Test Date” means the last calendar day of the month that is nine (9) months following the first date on which (a) Borrower shall have achieved the Approval Milestone and (b) the aggregate original principal amount of the Term Loan Advances is greater than or equal to Seventy-Five Million Dollars ($75,000,000).

“Maximum Term Loan Amount” means Two Hundred Million Dollars ($200,000,000).

“Minimum Advance Amount” means Five Million Dollars ($5,000,000).

“Performance Covenant A” means, as of any date of determination, (a) Company’s Market Capitalization as of such date of determination exceeds Seven Hundred Fifty Million Dollars ($750,000,000) and (b) Borrower maintains Qualified Cash in an amount greater than or equal to the aggregate outstanding Secured Obligations, multiplied by fifty percent (50%).

“Performance Covenant B” means, as of any date of determination, Borrower maintains Qualified Cash in an amount greater than or equal to the aggregate outstanding Secured Obligations, multiplied by one hundred twenty-five percent (125%).

“Performance Covenant C” means, as of the last date of the most recent calendar month for which financial statements and a Compliance Certificate have been (or were required to be) delivered under Section 7.1(a) and Section 7.1(d), respectively, Borrower’s Net Product Revenue, measured on a trailing six (6) month basis, is at least seventy percent (70%) of the Net Product Revenue included in the Board Approved Forecast for the trailing six (6) month period ending on the last day of such calendar month.

“Prepayment Charge” means (a) the outstanding principal amount of each Advance amount being prepaid, multiplied by (b) (i) three percent (3.00%), if the principal amount of such Advance amounts are prepaid on or prior to the date which is twelve (12) months following the Closing Date; (ii) two percent (2.00%), if the principal amount of such Advance amounts are prepaid after the date which is twelve (12) months following the Closing Date but on or prior to the date which is twenty-four (24) months following the Closing Date; and (iii) one percent (1.00%), if after the date which is twenty-four (24) months following the Closing Date through the day before the Term Loan Maturity Date.

“Prime Rate” means the “prime rate” as reported in The Wall Street Journal or any successor publication thereto.

“RTI Amount” means [* * *] Dollars ($[* * *]).

“Subsequent Financing” means the closing of any Borrower financing which becomes effective after the Closing Date that is broadly marketed to multiple investors, which shall not include any Permitted Convertible Debt Financing, Permitted Bond Hedge Transaction or Permitted Warrant Transaction.

“Term Commitment” means the obligation, if any, of any Lender to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading “Tranche 1A Commitment”, “Tranche 1B Commitment”, “Tranche 2A Commitment”, “Tranche 2B Commitment”, “Tranche 3 Commitment”, “Tranche 4 Commitment” or “Tranche 5 Commitment”, as the case may be, opposite such Lender’s name on Schedule 1.1.

“Term Loan Interest Rate” means a per annum rate of interest equal to (a) in the case of the Tranche 1A Advance, the greater of either (i) the Prime Rate plus two percent (2.00%) and (ii) eight and three-quarter percent (8.75%) and (b) in the case of any Term Loan Advance (other than the Tranche 1A Advance), the greater of either (i) the Prime Rate plus two and one-half percent (2.50%), and (ii) nine and one-quarter percent (9.25%); provided, that in no event shall the Term Loan Interest Rate with respect to any Term Loan Advance exceed the per annum rate of interest that is three-quarters of one percent (0.75%) higher than the Term Loan Interest Rate with respect to such Term Loan Advance on the Advance Date of such Term Loan Advance.

“Term Loan Maturity Date” means June 1, 2031.

“Tranche 1A Commitment” means the obligation, if any, of any Lender to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading Tranche 1A Commitment opposite such Lender’s name on Schedule 1.1.

“Tranche 1B Commitment” means the obligation, if any, of any Lender to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading Tranche 1B Commitment opposite such Lender’s name on Schedule 1.1.

“Tranche 1B Commitment Period” means the period beginning on the Closing Date and continuing through June 15, 2027.

“Tranche 2A Commitment” means the obligation, if any, of any Lender to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading Tranche 2A Commitment opposite such Lender’s name on Schedule 1.1.

“Tranche 2A Commitment Period” means the period beginning on the first date on which (x) Borrower shall have achieved the Tranche 2 Early Draw Milestone and (y) Borrower shall have drawn the entire amount of the Tranche 1A Commitment and the Tranche 1B Commitment and continuing through the date that is five (5) Business Days after the date on which Borrower shall have achieved the Tranche 2 Early Draw Milestone.

“Tranche 2B Commitment” means the obligation, if any, of any Lender to make a Term Loan Advance to Borrower in a principal amount not to exceed the sum of (a) the amount set forth under the heading Tranche 2B Commitment opposite such Lender’s name on Schedule 1.1 and (b) the aggregate amount of the unfunded Tranche 2A Commitment as of any date of determination.

“Tranche 2B Commitment Period” means the period beginning on the first date on which Borrower shall have achieved the Tranche 2 Milestone and continuing through December 15, 2027.

“Tranche 2 Early Draw Milestone” means the satisfaction of the following events: (a) no Default or Event of Default shall have occurred; (b) Borrower shall have achieved and reported the [* * *] with respect to 4FRONT-1, which together support the Borrower’s target product profile for 4D-150 and the submission of a Biologics License Application to the FDA as the next immediate step in development, as determined by Borrower, subject to reasonable verification by Agent in its reasonable discretion (including supporting documentation reasonably requested by Agent); and (c) either (i) Company shall have delivered to Agent evidence in form and substance reasonably acceptable to Agent that, after Closing Date and prior to initial Advance Date with respect to a Tranche 2A Advance, Company has received greater than or equal to [* * *] Dollars ($[* * *]) in unrestricted (including, not subject to any redemption, clawback, escrow or similar encumbrance or restriction) Qualified Equity Issuance Net Proceeds, subject to verification by Agent in its reasonable discretion (including supporting documentation reasonably requested by Agent); provided, that in no event shall any Qualified Equity Issuance Net Proceeds attributable to Permitted Convertible Debt be included for purposes of this clause (c)(i); or (ii) Company’s Market Capitalization shall be greater than or equal to [* * *] Dollars ($[* * *]) for [* * *] consecutive Trading Days following Borrower’s announcement of 4FRONT-1 topline data.

“Tranche 2 Milestone” means the satisfaction of the following events: (a) no Default or Event of Default shall have occurred; (b) Borrower shall have achieved and reported the [* * *] with respect to 4FRONT-1 and 4FRONT-2, which together support the Borrower’s target product profile for 4D-150 and the submission of a Biologics License Application to the FDA as the next immediate step in development of 4D-150, as determined by Borrower subject to reasonable verification by Agent in its reasonable discretion (including supporting documentation reasonably requested by Agent); and (c) either (i) Company shall have delivered to Agent evidence in form and substance reasonably acceptable to Agent that, after Closing Date and prior to December 15, 2027, Company has received greater than or equal to $[* * *] in unrestricted (including, not subject to any redemption, clawback, escrow or similar encumbrance or restriction) Qualified Equity Issuance Net Proceeds, subject to verification by Agent in its reasonable discretion (including supporting documentation reasonably requested by Agent); provided that no more than [* * *] Dollars ($[* * *]) of Qualified Equity Issuance Net Proceeds attributable to Permitted Convertible Debt shall be included for purposes of this clause (c)(i); or (ii) Company’s Market Capitalization shall be greater than or equal to [* * *] Dollars ($[* * *]) for [* * *] consecutive Trading Days following Borrower’s announcement of 4FRONT-2 topline data.

“Tranche 3 Commitment” means the obligation, if any, of any Lender, if any, to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading Tranche 3 Commitment opposite such Lender’s name on Schedule 1.1.

“Tranche 3 Commitment Period” means the period beginning on the first date on which (i) Borrower shall have achieved the Tranche 3 Milestone and (ii) Borrower shall have drawn the entire amount of the Tranche 2A Commitment and the Tranche 2B Commitment or the Tranche 2A Commitment and the Tranche 2B Commitment shall have expired, and continuing through March 15, 2029.

“Tranche 3 Milestone” means the satisfaction of the following events: (a) no Default or Event of Default shall have occurred; (b) Borrower shall have achieved the Approval Milestone; and (c) either (i) Company shall have delivered to Agent evidence in form and substance reasonably acceptable to Agent that, after Closing Date and prior to December 15, 2028, Company has received greater than or equal to [* * *] in unrestricted (including, not subject to any redemption, clawback, escrow or similar encumbrance or restriction) Qualified Equity Issuance Net Proceeds, subject to verification by Agent in its reasonable discretion (including supporting documentation reasonably requested by Agent); provided that no more than [* * *] Dollars ($[* * *]) of Qualified Equity Issuance Net Proceeds attributable to Permitted Convertible Debt (on a cumulative basis, inclusive of any amounts counted toward satisfaction of the Tranche 2 Milestone or Tranche 2 Early Draw Milestone) shall be included for purposes of this clause (c)(i) or (ii) Company’s Market Capitalization shall be greater than or equal to [* * *] Dollars ($[* * *]) for [* * *] consecutive Trading Days following Borrower’s announcement of its achievement of the Approval Milestone.

“Tranche 4 Commitment” means the obligation, if any, of any Lender to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading Tranche 4 Commitment opposite such Lender’s name on Schedule 1.1.

“Tranche 4 Commitment Period” means the period beginning on the first date on which (i) Borrower shall have achieved the Tranche 4 Milestone and (ii) Borrower shall have drawn the entire amount of the Tranche 3 Commitment or the Tranche 3 Commitment shall have expired, and continuing through December 15, 2029.

“Tranche 4 Milestone” means the satisfaction of the following events: (a) no Default or Event of Default shall have occurred; (b) Borrower shall have achieved the Approval Milestone; (c) either (i) Company shall have delivered to Agent evidence in form and substance reasonably acceptable to Agent that, after Closing Date, Company has received greater than or equal to [* * *] in unrestricted (including, not subject to any redemption, clawback, escrow or similar encumbrance or restriction) Qualified Equity Issuance Net Proceeds, subject to verification by Agent in its reasonable discretion (including supporting documentation reasonably requested by Agent); provided that no more than [* * *] Dollars ($[* * *)] of Qualified Equity Issuance Net Proceeds attributable to Permitted Convertible Debt shall be included for purposes of this clause (c)(i); or (ii) Company’s Market Capitalization shall be greater than or equal to [* * *] Dollars ($[* * *)] for [* * *] consecutive Trading Days following Borrower’s announcement of its achievement of the Approval Milestone; and (d) Borrower shall have achieved Net Product Revenue from the sale of 4D-150 in the United States, measured on a trailing three (3) month basis, of greater than or equal to [* * *Dollars ($[* * *]) for any reporting period ending on or prior to October 31, 2029.

“Tranche 5 Commitment” means the obligation, if any, of any Lender to make a Term Loan Advance to Borrower in a principal amount not to exceed the amount set forth under the heading Tranche 5 Commitment opposite such Lender’s name on Schedule 1.1.

“Tranche 5 Commitment Period” the period beginning on Closing Date and continuing through the day immediately preceding the Amortization Date.

“Tranche Facility Charge” means one percent (1.00%) of any Advance (other than a Tranche 1A Advance or Tranche 1B Advance).

SCHEDULE 1.1

COMMITMENTS

LENDERS	TRANCHE 1A COMMITMENT	TRANCHE 1B COMMITMENT	TRANCHE 2A COMMITMENT	TRANCHE 2B COMMITMENT[2]	TRANCHE 3 COMMITMENT	TRANCHE 4 COMMITMENT	TRANCHE 5 COMMITMENT[3]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
TOTAL COMMITMENTS	$20,000,000.00	$30,000,000.00	$12,500,000.00	$12,500,000.00	$50,000,000.00	$25,000,000.00	$50,000,000.00

2 The Tranche 2B Commitment for each Lender is the Tranche 2B Commitment amount set forth above plus the aggregate amount of the unfunded Tranche 2A Commitment for such Lender as of any date of determination.

3 Conditioned on approval by Lenders’ investment committee in its sole and unfettered discretion.

SCHEDULE 7.24

[* * *]